Table of Contents

As filed with the Securities and Exchange Commission on January 8, 2024

Registration No. 333-275193

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HNO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	8711	20-2781289
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

41558 Eastman Drive

Suite B

Murrieta, California 92562

(951) 305-8872

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Nevada Agency and Transfer Company

50 West Liberty Street

Suite 880

Reno, NV 89501

(775) 322-0626

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian Higley, Esq.

Business Legal Advisors, LLC

14888 Auburn Sky Drive

Draper, UT 84020

(801) 634-1984

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

Approximate date of commencement of proposed sale to the public: As soon as practicable and from time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(A), may determine.

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EXPLANATORY NOTE

On October 27, 2023, HNO International, Inc., a Nevada corporation (the “Company”), filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-275193) as amended on December 19, 2023 (the “Registration Statement”), covering the sales of up to 1,130,122 shares of the Company’s common stock, par value $0.001 (the “Common Stock”).

This Pre-Effective Amendment No. 2 is being filed in order to include additional information about the Company’s business, management, and also to provide general updates since the filing of the Registration Statement.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED January 8, 2024

1,130,122 Shares of Common Stock

This prospectus relates to the offer and resale of up to 1,105,369 shares of common stock, par value $0.001 per share (the “Shares”) of HNO International, Inc., a Nevada corporation (the “Company,” “we,” “us”), that may be purchased by GHS Investments LLC, a Nevada limited liability company (“GHS”), pursuant to the Equity Financing Agreement dated October 9, 2023 between the Company and GHS (the “EFA”). GHS is also referred to herein as the “Selling Security Holder.” If issued presently, the additional 1,095,869 shares of common stock registered for resale by the Selling Security Holder under the EFA, all of which have yet to be issued, would represent less than 1% of our issued and outstanding shares of common stock as of January 8, 2024. Additionally, the additional 1,105,369 shares of our common stock registered for resale herein to be issued under the EFA, all of which have yet to be issued, would represent approximately 33% of the Company’s public float (all current free-trading shares not held by affiliates), when issued.

The prospectus also relates to the offer and resale of up to 24,753 shares of common stock, par value $0.001 per share that were issued to GHS under the EFA as commitment shares (the “Commitment Shares”).

We will not receive any of the proceeds from the sales of the Shares or the Commitment Shares by the Selling Security Holder.

The Selling Security Holder identified in this prospectus may offer the shares of Common Stock from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. The Selling Security Holder can offer all, some or none of its shares of Common Stock, thus we have no way of determining the number of shares of Common Stock it will hold after this offering. See “Plan of Distribution.”

For purposes of shares to be issued under the EFA, the Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Our Common Stock is currently quoted on the OTC Markets under the symbol “HNOI.” On January 5, 2024, the last reported sale price of our Common Stock on the OTC Markets was $1.18.

Our Chairman, Donald Owens, is the sole holder of our Series A Preferred Stock (10,000,000 shares which give him 55 votes per share) and, along with his ownership a substantial percentage of our Common Stock (275,000,000 shares or 65.56% of the current outstanding shares), controls a majority of the voting power of our Company. For so long as Mr. Owens holds all of the shares of Series A Preferred Stock and a substantial percentage of our Common Stock, he is expected to hold a majority of our outstanding voting power and he will control the outcome of matters submitted to a stockholder vote, including the appointment of all directors of the Company. For more information, see the risk factors titled “Our stockholders have limited voting power compared to the holder of our Series A Preferred Stock.,” “Our management controls all corporate activities and can approve all transactions, including mergers, without the approval of other stockholders.,” and “The ability of our management to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.” In the RISK FACTORS section below.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 9 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 8, 2024

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) and includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision.

You should rely only on the information provided in this prospectus or in any prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Security Holder, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the Selling Security Holder, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we, nor the Selling Security Holder, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Information contained in, and that can be accessed through, our web site, www.hnointl.com, does not constitute part of this prospectus.

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts in particular are estimates only and may be inaccurate, especially over long periods of time. In addition, the underwriters have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all the information you should consider before investing in our Common Stock. You should read the entire prospectus before making an investment decision. Throughout this prospectus, the terms the “Company”, “HNO”, “we,” “us,” “our,” and “our company” refer to HNO International, Inc., a Nevada corporation and its wholly-owned subsidiaries.

Company Overview

HNO International, Inc., a Nevada corporation (herein referred to as “we,” “us,” “our,” “HNO” and the “Company”), focuses on systems engineering design, integration, and product development to generate green hydrogen-based clean energy solutions to help businesses and communities decarbonize in the near term.

HNO stands for Hydrogen and Oxygen and our experienced management team has over 13 years of expertise in the green hydrogen production industry.

HNO provides green hydrogen systems engineering design, integration, and products to multiple markets, which include: (i) the zero-emission vehicle and mobile equipment market consisting of hydrogen fuel cell electric passenger vehicles, material handling equipment such as forklifts and airport ground support equipment, as well as the medium and heavy-duty truck market; (ii) the current and emerging hydrogen gas markets encompassing ammonia, fertilizer, steel, mining, electronics, semiconductors, and fuel cell electric vehicles; (iii) and the gasoline and diesel engine emissions and maintenance reduction product and services market.

HNO is at the forefront of developing innovative integrated products that cater to various uses of green hydrogen, both current and future. These include:

•	Hydrogen refueling and generation systems for Fuel Cell Electric vehicles, such as forklifts, drones, cars, and trucks, as well as for zero-emission heating and cooking applications.

•	Small to mid-scale green hydrogen production facilities with a capacity of 100kg/day to 5,000kg/day. These facilities can help decarbonize industrial processes and increase the use of hydrogen and hydrogen-based fuels for transportation and material handling.

•	Hydrogen technologies that decrease emissions and maintenance for existing gasoline and diesel internal combustion engines. This can aid companies in decarbonizing their operations in the short term.

Available Information

All reports of the Company filed with the SEC are available free of charge through the SEC’s website at www.sec.gov. In addition, the public may read and copy materials filed by the Company at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain additional information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

Where You Can Find Us

Our executive offices are located at 41558 Eastman Drive, Suite B, Murrieta, CA 92562, and our telephone number is (951) 305-8872. Our website address is www.hnointl.com. Information contained on our website does not form part of this prospectus and is intended for informational purposes only.

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THE OFFERING

Common Stock outstanding before the offering	419,433,085 shares of Common Stock.

Common Stock to be outstanding after giving effect to the issuance of 1,105,369 shares of Common Stock pursuant to the EFA	420,538,454 shares of Common Stock.

Use of Proceeds	We will not receive any of the proceeds from any sale of the shares of Common Stock by the Selling Security Holder. We will receive proceeds from the purchase of the Common Stock under the EFA from the Selling Security Holder. See “Use of Proceeds.”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

Trading Symbol	The Company’s Common Stock is quoted on the OTC Markets under the symbol “HNOI.”

The number of shares of Common Stock outstanding is based on an aggregate of 419,433,085 shares outstanding as of January 8, 2024 and excludes the shares of Common Stock issuable upon the purchase of the Shares under the EFA.

For a more detailed description of the EFA, see “Private Placement”.

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RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below in addition to the other information contained in this prospectus before deciding whether to invest in shares of our Common Stock. If any of the following risks occur, our business, financial condition or operating results could be harmed. In that case, you may lose part or all of your investment. In the opinion of management, the risks discussed below represent the material risks known to the Company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations and adversely affect the investment in our Common Stock. You should purchase our Common Stock only if you can afford a complete loss of your investment. You should consider all the risks before buying our Common Stock, which may include:

•	limited operating history and net losses;

•	unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;

•	changes in laws, regulations and guidelines;

•	decrease in demand for hydrogen solutions and systems due to certain research findings, proceedings, or negative media attention;

•	damage to reputation as a result of negative publicity;

•	exposure to product liability claims, actions and litigation;

•	risks associated with product recalls;

•	product viability;

•	continuing research and development efforts to respond to technological and regulatory changes;

•	maintenance of effective quality control systems;

•	changes to energy prices and supply;

•	risks associated with expansion into new jurisdictions;

•	regulatory compliance risks; and

•	potential delisting resulting in reduced liquidity of our Common Shares.

Risks Related to Our Business

We need to continue as a going concern if our business is to succeed.

Our independent registered public accounting firm reports on our audited financial statements for the years ended October 31, 2022 and 2021, indicate that there are a number of factors that raise substantial risks about our ability to continue as a going concern. Such factors identified in the report are our accumulated deficit since inception, our failure to attain profitable operations, the excess of liabilities over assets, and our dependence upon obtaining adequate additional financing to pay our liabilities. If we are not able to continue as a going concern, investors could lose their investments.

We have a limited operating history.

We have a limited operating history. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least for the foreseeable future. We can make no assurances that we will be able to effectuate our strategies or otherwise to generate sufficient revenue to continue operations.

During the year ended October 31, 2022, our total revenue was $34,450, and we had a net loss of $1,071,309. During the nine-months ended July 31, 2023, our total revenue was $13,000, and we had a net loss of $962,028.

Our estimates of capital, personnel, equipment, and facilities required for our proposed operations are based on certain other existing businesses operating under projected business conditions and plans. We believe that our estimates are reasonable, but it is not possible to determine the accuracy of such estimates at this point. In formulating our business plan, we have relied on the judgment of our officers and directors and their experience in developing businesses. We can make no assurances that we will be able to obtain sufficient financing or implement successfully the business plan we have devised. Further, even with sufficient financing, there can be no assurance that we will be able to operate our business on a profitable basis. We can make no assurances that our projected business plan will be realized or that any of our assumptions will prove to be correct.

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We are subject to a variety of possible risks that could adversely impact our revenues, results of operations or financial condition. Some of these risks relate to general economic and financial conditions, while others are more specific to us and the carbon emissions industry in which we operate. The following factors set out potential risks we have identified that could adversely affect us. The risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, could also have a negative impact on our business operations or financial condition.

We operate in a highly competitive industry.

The climate and carbon treatment business is highly competitive and constantly changing. Our competitors include not only other large multinational companies, but also smaller entities that operate in local or regional markets as well as new forms of market participants.

Competitive challenges also arise from rapidly-evolving and new technologies in the carbon capture space, creating opportunities for new and existing competitors and a need for continued significant investment in research and development.

A number of our existing or potential competitors may have substantially greater financial, technical, and marketing resources, larger investor bases, greater name recognition, and more established relationships with their investors, and more established sources of deal flow and investment opportunities than we do. This may enable our competitors to: develop and expand their services and develop infrastructure more quickly and achieve greater scale and cost efficiencies; adapt more quickly to new or emerging markets and opportunities, strategies, techniques, technologies, and changing investor needs; take advantage of acquisitions and other market opportunities more readily; establish operations in new markets more rapidly; devote greater resources to the marketing and sale of their products and services; adopt more aggressive pricing policies; and provide clients with additional benefits at lower overall costs in order to gain market share. If our competitive advantages are not compelling or sustainable and we are not able to effectively compete with larger competitors, then we may not be able to increase or sustain cash flow.

We will need to raise funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We will need to seek funds soon, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. It is not certain that we have accounted for all costs and expenses of future development and regulatory compliance. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Our future growth may be limited.

Our ability to achieve our expansion objectives and to manage our growth effectively depends upon a variety of factors, including our ability to further develop use of methodology, solutions and systems, to attract and retain skilled employees, to successfully position and market the Company, to protect our existing intellectual property, to capitalize on the potential opportunities we are pursuing with third parties, and sufficient funding. To accommodate growth and compete effectively, we will need working capital to maintain adequate operating levels, develop additional procedures and controls and increase, train, motivate and manage our work force. There is no assurance that our personnel, systems, procedures and controls will be adequate to support our potential future operations.

We rely on key personnel.

Our success also will depend in large part on the continued service of our key operational and management personnel, including executive staff, research and development, engineering, marketing and sales staff. We face intense competition from our competitors, customers and other companies throughout the industry. Any failure on our part to hire, train and retain a sufficient number of qualified professionals could impair our business.

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Our stockholders have limited voting power compared to the holder of our Series A Preferred Stock.

Our Chairman, Donald Owens, is the sole holder of our Series A Preferred Stock and, along with his ownership a substantial percentage of our Common Stock, controls a majority of the voting power of our Company. For so long as Mr. Owens holds all of the shares of Series A Preferred Stock and a substantial percentage of our Common Stock, he is expected to hold a majority of our outstanding voting power and he will control the outcome of matters submitted to a stockholder vote, including the appointment of all directors of the Company.

Our management controls all corporate activities and can approve all transactions, including mergers, without the approval of other stockholders.

Our Chairman, Donald Owens, owns all of the shares of our Series A Preferred Stock that gives him the rights to 55 votes per share of our Company as well as is ownership of a substantial percentage of our Common Stock. Other members of our management also own shares of our Common Stock. Therefore, our management effectively controls all corporate activities and can approve transactions, including possible mergers, issuance of shares and compensation levels, without the approval of other stockholders. The decisions of our management may not be consistent with or in the best interests of other stockholders.

This capital structure may have anti-takeover effects preventing a change in control transaction that the minority owners of our Common Stock might consider in their best interest.

The ability of our management to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

Our Chairman, Donald Owens, owns all of the shares of our Series A Preferred Stock that gives him the rights to 55 votes per share of our Company as well as is ownership of a substantial percentage of our Common Stock. Because of this beneficial stock ownership, Mr. Owens is in a position to continue to elect our entire board of directors, decide all matters requiring stockholder approval, including potential mergers or business changes, and determine our policies. The interests of our management may differ from the interests of our minority stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. Our minority stockholders have no way of overriding decisions made by our management. This level of control may also have an adverse impact on the market value of our shares because our management may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

We owe debt to a related party, which may be convertible into a substantial amount of shares of Common Stock. If any or all of the notes are converted, shareholders would realize substantial dilution.

As of January 8, 2024, we had entered into several promissory notes with HNO Green Fuels, Inc., an entity controlled by our Chairman, Donald Owens, in the aggregate principal amount of $1,440,000. Although none of these notes are currently convertible into shares of Common Stock of our Company, in the past, we have settled a note that was in default for shares of Common Stock. If we are unable to pay each note, we may settle one or all of the notes for shares of our Common Stock. In the event of a settlement or settlements of a note or notes for shares of our Common Stock, our shareholders would realize substantial dilution and the value of their shares would decrease.

We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain intellectual property or other proprietary rights that would prevent or limit our ability to make, use, develop or sell our concept, which could make it more difficult for us to operate our business. We may receive inquiries from intellectual property owners inquiring whether we infringe their proprietary rights.

Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.

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Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage, and a decrease in our revenue which would adversely affect our business, prospects, financial condition and operating results. Our success depends, at least in part, on our ability to protect our core methodology and intellectual property. To accomplish this, we will rely on a combination of intellectual property, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to establish and protect our rights in our technology. Patent, trademark, and trade secret laws vary significantly throughout the world.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

In order to protect our proprietary technology and processes, we also rely in part on confidentiality agreements with our employees, consultants, outsource manufacturers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We may not be successful in our potential business combinations.

We may, in the future, pursue acquisitions of other complementary businesses and technology licensing arrangements. We may also pursue strategic alliances and joint ventures that leverage our core products and industry experience to expand our product offerings and geographic presence. We have limited experience with respect to acquiring other companies and limited experience with respect to forming collaborations, strategic alliances and joint ventures.

If we were to make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business and could assume unknown or contingent liabilities. Any future acquisitions we make, could also result in large and immediate write-offs or the incurrence of debt and contingent liabilities, any of which could harm our operating results. Integrating an acquired company also may require management resources that otherwise would be available for ongoing development of our existing business.

Any future indebtedness reduces cash available for distribution and may expose us to the risk of default under debt obligations that we may incur in the future.

Payments of principal and interest on borrowings that we may incur in the future may leave us with insufficient cash resources to operate the business. Our level of debt and the limitations imposed on us by debt agreements could have significant material and adverse consequences, including the following:

•	Our cash flow may be insufficient to meet our required principal and interest payments;

•	We may be unable to borrow additional funds as needed or on favorable terms, or at all;

•	We may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•	To the extent we borrow debt that bears interest at variable rates, increases in interest rates could materially increase our interest expense;

•	To the extent we borrow debt that bears interest at variable rates, increases in interest rates could materially increase our interest expense; and

•	Our default under any loan with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow, and our ability to make distributions to our shareholders could be materially and adversely affected.

Our results of operations are highly susceptible to unfavorable economic conditions.

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We are exposed to risks associated with weak or uncertain regional or global economic conditions and disruption in the financial markets. The global economy continues to be challenging in some markets. Uncertainty about the strength of the global economy generally, or economic conditions in certain regions or market sectors, and a degree of caution on the part of some marketers, can have an effect on the demand for advertising and marketing communication services. In addition, market conditions can be adversely affected by natural and human disruptions, such as natural disasters, severe weather events, military conflict or public health crises. Our industry can be affected more severely than other sectors by an economic downturn and can recover more slowly than the economy in general. In the past, some clients have responded to weak economic and financial conditions by reducing their marketing budgets, which include discretionary components that are easier to reduce in the short term than other operating expenses. This pattern may recur in the future. Furthermore, unexpected revenue shortfalls can result in misalignments of costs and revenues, resulting in a negative impact to our operating margins. If our business is significantly adversely affected by unfavorable economic conditions or other market disruptions that adversely affect client spending, the negative impact on our revenue could pose a challenge to our operating income and cash generation from operations.

We may not be able to meet our performance targets and milestones.

From time to time, we communicate to the public certain targets and milestones for our financial and operating performance that are intended to provide metrics against which to evaluate our performance. They should not be understood as predictions or guidance about our expected performance. Our ability to meet any target or milestone is subject to inherent risks and uncertainties, and we caution investors against placing undue reliance on them.

We have limited personal liability.

Our Articles of Incorporation and Bylaws generally provide that the liability of our officers and directors will be eliminated to the fullest extent allowed under law for their acts on behalf of our Company.

It is possible investors may lose their entire investment.

We will be reliant on the proceeds of this offering to expand our operations. We may not be successful in implementing our business strategy or that we will be successful in achieving our objectives. Our prospects for success must be considered in the context of a thinly capitalized company in a highly competitive market. As a result, investors may lose their entire investment.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2023 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

Risks Related to Our Market

We may be unable to successfully execute and operate our green hydrogen production projects and such projects may cost more and take longer to complete than we expect.

As part of our vertical integration strategy, we are developing and constructing green hydrogen production facilities at locations across the United States and Canada. Our ability to successfully complete and operate these projects is not guaranteed. These projects will impact our ability to meet and supplement the hydrogen demands for our products and services, for both existing and prospective customers. Our hydrogen production projects are dependent, in part, upon our ability to meet our internal demand for electrolyzers required for such projects. Electrolyzer demand by external customers may concurrently affect our ability to meet the internal electrolyzer demand from our hydrogen production projects. The timing and cost to complete the construction of our hydrogen production projects are subject to a number of factors outside of our control and such projects may take longer and cost more to complete and become operational than we expect.

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Furthermore, the viability and competitiveness of our green hydrogen production facilities will depend, in part, upon favorable laws, regulations, and policies related to hydrogen production. Some of these laws, regulations, policies are nascent, and there is no guarantee that they will be favorable to our projects. Additionally, our facilities will be subject to numerous and new permitting, regulations, laws, and policies, many of which might vary by jurisdiction. Hydrogen production facilities are also subject to robust competition from well-established multi-national companies in the energy industry. There is no guarantee that our hydrogen production strategy will be successful, amidst this competitive environment.

We will continue to be dependent on certain third-party key suppliers for components in our products. The failure of a supplier to develop and supply components in a timely manner or at all, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could impair our ability to manufacture our products or could increase our cost of production.

We rely on certain key suppliers for critical components in our products, and there are numerous other components for our products that are sole sourced. If we fail to maintain our relationships with our suppliers or build relationships with new suppliers, or if suppliers are unable to meet our demand, we may be unable to manufacture our products, or our products may be available only at a higher cost or after a delay. In addition, to the extent that our supply partners use technology or manufacturing processes that are proprietary, we may be unable to obtain comparable components from alternative sources. Furthermore, we may become increasingly subject to domestic content sourcing requirements and Buy America preferences, as required under certain United States federal infrastructure funding sources. Domestic content preferences and Buy America requirements potential mandate that we source certain components and materials from within the United States. Conformity with these provisions potentially depends upon our ability to increasingly source components or certain materials from within the United States. An inability to meet these requirements could have a material adverse effect on our ability to successfully compete for certain projects or awards utilizing federal funds subject to such mandates.

The failure of a supplier to develop and supply components in a timely manner or at all, or to develop or supply components that meet our quality, quantity and cost requirements, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could impair our ability to manufacture our products or could increase our cost of production. If we cannot obtain substitute materials or components on a timely basis or on acceptable terms, we could be prevented from delivering our products to our customers within required timeframes. Any such delays could result in sales and installation delays, cancellations, penalty payments or loss of revenue and market share, any of which could have a material adverse effect on our business, results of operations, and financial condition.

Our products and services face intense competition.

The markets for energy products, including PEM fuel cells, electrolyzers, and hydrogen production are intensely competitive. Some of our competitors are much larger than we are and may have the manufacturing, marketing and sales capabilities to complete research, development, and commercialization of profitable, commercially viable products more quickly and effectively than we can. There are many companies engaged in all areas of traditional and alternative energy generation in the United States and abroad, including, among others, major electric, oil, chemical, natural gas, battery, generator and specialized electronics firms, as well as universities, research institutions and foreign government-sponsored companies. These firms are engaged in forms of power generation such as advanced battery technologies, generator sets, fast charged technologies and other types of fuel cell technologies. Well established companies might similarly seek to expand into new types of energy products, including PEM fuel cells, electrolyzers, or hydrogen production. Additionally, some competitors may rely on other different competing technologies for fuel cells, electrolyzers, or hydrogen production. We believe our technologies have many advantages. In the near future, we expect the demand for these products – electrolyzers in particular – to largely offset any hypothetical market preference for competing technologies. However, changes in customer preferences, the marketplace, or government policies could favor competing technologies. The primary current value proposition for our fuel cell customers stems from productivity gains in using our solutions. Longer term, given evolving market dynamics and changes in alternative energy tax credits, if we are unable to successfully develop future products that are competitive with competing technologies in terms of price, reliability and longevity, customers may not buy our products. Technological advances in alternative energy products, battery systems or other fuel cell, electrolyzer, or hydrogen technologies may make our products less attractive or render them obsolete.

Risks Related to Financing Our Business

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with SEC reporting requirements. We anticipate that these costs will be approximately $200,000-$300,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our results of operations, cash flow and financial condition.

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Our growth depends on external sources of capital, which may not be available on favorable terms or at all. In addition, investors, banks and other financial institutions may be reluctant to enter into any lending or financial transactions with us, because we intend to enter into a mining excavation operation that could have environmental impacts if not managed properly. If any of the source of funding is unavailable to us, our growth may be limited, and our operating profit may be impaired.

We may not be in a position to take advantage of attractive investment opportunities for growth if we are unable, due to global or regional economic uncertainty, changes in the provincial or federal regulatory environment relating to the extraction, processing and distribution of our products or otherwise, to access capital markets on a timely basis and on favorable terms or at all. Because we intend to grow our business, this limitation may require us to raise additional equity or incur debt at a time when it may be disadvantageous to do so.

Our access to capital will depend upon several factors over which we have little or no control, including general market conditions and the market’s perception of our current and potential future earnings. If general economic instability or downturn leads to an inability to obtain capital to finance, the operation could be negatively impacted. In addition, investors, banks and other financial institutions may be reluctant to enter into financing transactions with us, because we intend to operate a mining excavation operation. If this source of funding is unavailable to us, our growth may be limited.

Our ability to raise funding is subject to all the above factors and will also be affected by our future financial position, results of operations and cash flows. All these events would have a material adverse effect on our business, financial condition, liquidity, and results of operations.

Any future indebtedness reduces cash available for distribution and may expose us to the risk of default under debt obligations that we may incur in the future.

Payments of principal and interest on borrowings that we may incur in the future may leave us with insufficient cash resources to operate the business. Our level of debt and the limitations imposed on us by debt agreements could have significant material and adverse consequences, including the following:

•	our cash flow may be insufficient to meet our required principal and interest payments;

•	we may be unable to borrow additional funds as needed or on favorable terms;

•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•	to the extent we borrow debt that bears interest at variable rates, increases in interest rates could materially increase our interest expense;

•	we may default on our obligations or violate restrictive covenants; in which case the lenders may accelerate these debt obligations; and

•	default under any loan with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow, and our ability to make distributions to our shareholders could be materially and adversely affected.

Risks Related to Regulation

Applicable state and international laws may prevent us from maximizing our potential income.

Depending on the laws of each particular State, we may not be able to fully realize our potential to generate profit. Furthermore, cities and counties are being given broad discretion to use other carbon capture methodologies. Depending on the laws of international countries and the States, we might not be able to fully realize our potential to generate profit.

Risks Related to Our Common Stock

Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that investors may have difficulty reselling their shares and may cause the price of the shares to decline.

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Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. In particular, prior to selling a penny stock, broker/dealers must give the prospective customer a risk disclosure document that: contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; contains a description of the broker/dealers’ duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of Federal securities laws; contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask prices; contains the toll free telephone number for inquiries on disciplinary actions established pursuant to section 15(A)(i); defines significant terms used in the disclosure document or in the conduct of trading in penny stocks; and contains such other information, and is in such form (including language, type size, and format), as the SEC requires by rule or regulation. Further, for sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement before making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent reselling of shares and may cause the price of the shares to decline.

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq, we expect our common stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system. In those venues, however, the shares of our common stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our common stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

There currently is no active public market for our common stock and there can be no assurance that an active public market will ever develop. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There is currently no active public market for shares of our common stock and one may never develop. Our common stock is quoted on the OTC Markets. The OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our common stock to be listed on a national securities exchange, which is often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our common stock listed. Should we fail to satisfy the initial listing standards of the national exchanges, or our common stock is otherwise rejected for listing, and remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility, making it difficult or impossible to sell shares of our common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

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Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	The continued effects of the COVID-19 pandemic and its variants;

•	The impact of conflict between the Russian Federation and Ukraine on our operations;

•	Geo-political events, such as the crisis in Ukraine, government responses to such events and the related impact on the economy both nationally and internationally;

•	Changes in our industry;

•	Competitive pricing pressures;

•	Our ability to obtain working capital financing;

•	Additions or departures of key personnel;

•	Sales of our common stock;

•	Our ability to execute our business plan;

•	Operating results that fall below expectations;

•	Loss of any strategic relationship;

•	Regulatory developments; and

•	Economic and other external factors.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144, or issued upon the conversion of preferred stock or exercise of warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144, or issued upon the conversion of preferred stock or exercise of warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Your percentage of ownership may become diluted if we issue new Common Stock or other securities, including shares that are eligible for exchange.

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Our board of directors is authorized, without your approval, to cause us to issue additional Common Stock to raise capital through the issuance of Common Stock (including equity or debt securities convertible into Common Stock), and other rights, on terms and for consideration as our board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of our shareholders.

We have many authorized but unissued shares of our common stock.

We have a large number of authorized but unissued shares of Common Stock, which our management may issue without further stockholder approval, thereby causing dilution of your holdings of our Common Stock. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions, and other transactions, without obtaining stockholder approval, unless stockholder approval is required. If our management determines to issue shares of our Common Stock from the large pool of authorized but unissued shares for any purpose in the future, your ownership position would be diluted without your further ability to vote on that transaction.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

1.	Changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;

2.	Fluctuations in stock market prices and volumes, particularly among securities of companies such as ours;

3.	Changes in market valuations of similar companies;

4.	Announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;

5.	Variations in our quarterly operating results;

6.	Fluctuations in related labor cost; and

7.	Additions or departures of key personnel.

As a result, the value of your investment in us may fluctuate.

We have never paid dividends on our Common Stock.

We have never paid cash dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. Investors should not look to dividends as a source of income.

In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future. Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

Risks Related to the Offering

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the GHS Equity Financing Agreement.

The sale of our common stock to GHS in accordance with the EFA may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise Puts, the more shares of our common stock we will have to issue to GHS in order to exercise a Put under the EFA. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

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The issuance of shares pursuant to the EFA may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the EFA, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the EFA will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the EFA is realized. Dilution is based upon common stock put to GHS and the stock price discounted to GHS’s purchase price.

GHS will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the EFA will be purchased at a 20% discount, or 80% of the lowest traded price for our Common Stock during the ten consecutive trading days immediately preceding each Put.

GHS has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If GHS sells our shares, the price of our common stock may decrease. If our stock price decreases, GHS may have further incentive to sell such shares. Accordingly, the discounted sales price in the EFA may cause the price of our common stock to decline.

We may not have access to the full amount under the financing agreement.

The lowest traded price of our Common Stock for the ten consecutive trading days ended January 5, 2024 was $1.02. At that price we would be able to sell shares to GHS under the EFA at the discounted price of $0.816. At that discounted price, the 1,105,369 shares would only represent approximately $901,981, which is below the full amount of the EFA. In addition, any single drawdown must be at least $10,000 and cannot exceed $500,000 and any single drawdown may not exceed 200% of the average daily trading dollar volume of our Common Stock during the ten trading days preceding the Put.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by us. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire Prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in us for an indefinite period of time and who can afford to lose their entire investment. We make no representations or warranties of any kind with respect to the likelihood of the success or the business of our Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in us.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

PRIVATE PLACEMENT

Equity Financing Agreement

On October 9, 2023, we entered the EFA and Registration Rights Agreement (the “Registration Rights Agreement”) with GHS, pursuant to which GHS agreed to purchase up to $10,000,000 in shares of our Common Stock, from time to time over the course of 24 months after effectiveness of a registration statement on Form S-1 (the “Registration Statement”) of the underlying shares of Common Stock.

The EFA grants us the right, from time to time at our sole discretion (subject to certain conditions) during the term of the EFA, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten Trading Days (as defined in the EFA) have passed since the closing of the most recent Put. The purchase price of the shares of Common Stock contained in a Put shall be 80% of the lowest traded price of our Common Stock during the ten consecutive Trading Days preceding the date of the Put notice. In the event that we uplist to Nasdaq or an equivalent national exchange, the discount will be 90% of the lowest volume-weighted average price. No Put will be made in an amount less than $10,000 or greater than $500,000 and any single drawdown may not exceed 200% of the average daily trading dollar volume of our Common Stock during the ten trading days preceding the Put. In no event are we entitled to make a Put or is GHS entitled to purchase that number of shares of Common Stock of the Company, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Exchange Act), by GHS, would exceed 4.99% of the number of shares of Common Stock outstanding on such date, as determined in accordance with Rule 13d-1(j) of the Exchange Act.

The EFA will terminate upon any of the following events: when GHS has purchased an aggregate of $10,000,000 in the Common Stock of the Company pursuant to the EFA; or on the date that is 24 months from the date of the EFA. Actual sales of shares of Common Stock to GHS under the EFA will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for the Company and its operations. The net proceeds under the EFA to us will depend on the frequency and prices at which we sell shares of our stock to GHS.

Pursuant to the EFA, we issued to GHS the Commitment Shares.

The Registration Rights Agreement provides that we shall (i) use our best efforts to file with the SEC the Registration Statement within 30 calendar days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the SEC within 30 calendar days after the date the Registration Statement is filed with the SEC, but in no event more than calendar 90 days after the Registration Statement is filed.

We will use the proceeds from the Puts for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for purposes our Board of Directors deems to be in the best interests of the Company.

See “Plan of Distribution” elsewhere in this prospectus for more information.

USE OF PROCEEDS

The Selling Security Holder will receive all the proceeds from the resales of the Shares under this prospectus. We will not receive any proceeds from these resales. To the extent we receive proceeds from the Puts to the Selling Security Holder, we will use those proceeds for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for purposes our Board of Directors deems to be in the best interests of the Company. We have agreed to bear the certain expenses relating to the registration of the shares of Common Stock being registered herein for Selling Security Holder.

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See “Plan of Distribution” elsewhere in this prospectus for more information.

SELLING SECURITY HOLDER

This prospectus covers the offering of up to 1,130,122 shares of Common Stock being offered by the Selling Security Holder, which includes shares of Common Stock acquirable upon the issuance of Puts to the Selling Security Holder, as described herein, and also the Commitment Shares. We are registering the Shares and Commitment Shares in order to permit the Selling Security Holder to offer their shares of Common Stock for resale from time to time.

The table below lists the Selling Security Holder and other information regarding the “beneficial ownership” of the shares of Common Stock by the Selling Security Holder. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of Common Stock as to which the Selling Security Holder has sole or shared voting power or investment power and any shares of Common Stock the Selling Security Holder has the right to acquire within 60 days.

For purposes of shares to be issued under the EFA, the Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The second column indicates the number of shares of Common Stock beneficially owned by the Selling Security Holder, based on its ownership as of January 8, 2024. The second column also assumes purchase of all shares of stock to be acquired under the maximum amount of securities to be sold by the Company to the Selling Security Holder, without regard to any limitations on purchase described in this prospectus or in the EFA.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Security Holder. Such aggregate amount of Common Stock does not take into account any applicable limitations on purchase of the securities under the EFA.

This prospectus covers the resale of (i) all of the shares of Common Stock issued and issuable upon the Company issuing a Put, (ii) all of the Commitment Shares, and (iii) any securities issued or then issuable upon any full anti-dilution protection, stock split, dividend or other distribution, recapitalization or similar event with respect to the shares of Common Stock.

Because the issuance price of the common shares may be adjusted, the number of shares of Common Stock that will actually be issued upon issuance of the common shares may be more or less than the number of shares of Common Stock being offered by this prospectus. The Selling Security Holder can offer all, some or none of its shares of Common Stock, thus we have no way of determining the number of shares of Common Stock it will hold after this offering. Therefore, the fourth and fifth columns assume that the Selling Security Holder will sell all shares of Common Stock covered by this prospectus. See “Plan of Distribution.”

The Selling Security Holder identified below has confirmed to us that it is not a broker-dealer or an affiliate of a broker-dealer within the meaning of United States federal securities laws.

	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering	Percentage Beneficially Owned After Offering
GHS Investments, LLC (1)	24,753	1,130,122	(2)	—	—
TOTAL	24,753	1,130,122		—	—

_______________

(1)	GHS Investments, LLC is a limited liability company organized under the laws of Nevada. Mark Grober has dispositive power over the shares owned by GHS.
(2)	1,105,369 shares to be issued pursuant to the EFA and 24,753 Commitment Shares.

Material Relationships with Selling Security Holder

The Selling Security Holder has not at any time during the past three years acted as one of our employees, officers or directors or had a material relationship with us except with respect to transactions described above in “Private Placement.”

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MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Our Common Stock is currently quoted on the OTC Markets, which is sponsored by OTC Markets Group, Inc. The OTC Markets is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. Our shares are quoted on the OTC Markets under the symbol “HNOI.”

The table below sets forth for the periods indicated the quarterly high and low bid prices as reported by OTC Markets. Limited trading volume has occurred during these periods. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

Fiscal Year Ended October 31, 2023:	High	Low
First Quarter	$1.82	$1.03
Second Quarter	$2.27	$1.21
Third Quarter	$15.00	$1.05
Fourth Quarter	$1.378	$1.01

Fiscal Year Ended October 31, 2022:	High	Low
First Quarter	$5.27	$4.50
Second Quarter	$5.00	$5.00
Third Quarter	$5.00	$5.00
Fourth Quarter	$5.00	$1.82

Our common stock is considered to be penny stock under rules promulgated by the SEC. Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers’ duties, customers’ rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. With these restrictions, the likely effect of designation as a penny stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities.

The high and low bid price for shares of our Common Stock on January 5, 2024, was $1.18 and $1.175, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Markets.

Approximate Number of Equity Security Holders

As of January 8, 2024, there were approximately 724 stockholders of record. Because shares of our Common Stock are held by depositaries, brokers and other nominees, the number of beneficial holders of our shares is substantially larger than the number of stockholders of record.

Dividends

We have not declared or paid a cash dividend to our stockholders since we were organized and does not intend to pay dividends in the foreseeable future. Our board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon our earnings, capital requirements and other factors.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Exchange Act that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

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Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Penny Stock

Our stock is considered a penny stock. The SEC has adopted rules that regulate broker-dealer practices in transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our Common Stock. Therefore, stockholders may have difficulty selling our securities.

Rule 10B-18 Transactions

During the year ended October 31, 2023, there were no repurchases of our common stock by the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contain certain forward-looking statements. Historical results may not indicate future performance. Our forward-looking statements reflect our current views about future events; are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. Factors that may cause differences between actual results and those contemplated by forward-looking statements include, but are not limited to, those discussed in the “Risk Factors” section. We undertake no obligation to publicly update or revise any forward-looking statements, including any changes that might result from any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, we cannot guarantee future results, events, levels of activity, performance, or achievements.

Overview

HNO focuses on systems engineering design, integration, and product development to generate green hydrogen-based clean energy solutions to help businesses and communities decarbonize in the near term.

HNO stands for Hydrogen and Oxygen and our experienced management team has over 13 years of expertise in the green hydrogen production industry.

We provide green hydrogen systems engineering design, integration, and products to multiple markets, which include: (i) the zero-emission vehicle and mobile equipment market consisting of hydrogen fuel cell electric passenger vehicles, material handling equipment such as forklifts and airport ground support equipment, as well as the medium and heavy-duty truck market; (ii) the current and emerging hydrogen gas markets encompassing ammonia, fertilizer, steel, mining, electronics, semiconductors, and fuel cell electric vehicles; (iii) and the gasoline and diesel engine emissions and maintenance reduction product and services market.

On May 16, 2023, we began accepting subscription agreements from investors as part of a $75 million offering under Regulation A. During the quarter ended July 31, 2023, we issued 1,968,032 shares of common stock under our Regulation A offering.

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Results of Operations

For the Three and Nine Months Ended July 31, 2023

Revenues. For the three months ended July 31, 2023, we generated no revenue compared to $17,225 for the three months ended July 31, 2022. During the nine months ended July 31, 2023, we generated $13,000 in revenues compared to $34,450 for the nine months ended July 31, 2022. Revenue generated was from hydrogen engineering services and combustion solutions.

Cost of Sales and Gross Profits.

During the three months ended July 31, 2023 we generated no revenue compared to a gross profit of $17,225 for the three months ended July 31, 2022, with no cost of goods sold. For the nine months ended July 31, 2023, our cost of goods sold was $5,884, resulting in a gross profit of $7,116 compared to the nine months ended July 31, 2022, with no cost of goods sold, resulting in a gross profit of $34,450. Cost of goods sold were expenses made to contract labor in association with revenue generation.

Operating Expenses. Operating expenses for the three months ended July 31, 2023 were $976,028 compared to $827,401 for the same period in 2022, an increase of $148,627. During the three months ended July 31, 2023 were $460,802 compared to $387,782 for the same period in 2022, an increase of $73,020. This is attributable to the Company’s efforts to expand operations, which resulted in increased costs related to contract labor and general and administrative expenses. As 2023 progressed, we experienced a significant increase in hiring contract labor to support our Research and Development program. We also expanded our staff to support increased sales and marketing efforts.

General and Administrative, and Contract Labor Expenses. General and administrative, and contract labor expenses were $264,488 for the three months ended July 31, 2023, as compared to $202,385 during the same period in 2022. For the nine months ended July 31, 2023 general and administrative, and contract labor expenses were $556,641 as compared to $336,787 during the same period in 2022. Operating expenses changed due to the Company’s efforts to expand operations, resulting in increased costs related to contract labor and general and administrative expenses.

Net Loss. We incurred a net loss of $459,806 for the three months ended July 31, 2023, compared to a net loss of $370,531 for the three months ended July 31, 2022. For the nine months ended July 31, 2023 and July 31, 2022, we incurred a net loss of $962,028 and $792,883, respectively. Management will continue to make an effort to lower operating expenses and increase revenue.

For the Years Ended October 31, 2022 and 2021

Revenues - For the year ended October 31, 2022, revenue generated from hydrogen engineering services and combustion solutions was $34,450 compared to $0 for the year ended October 31, 2021. The corresponding increase in revenues of $34,450 is mainly attributable to our ability to secure contracts for hydrogen engineering services and combustion solutions during the current year.

Cost of Sales and Gross Profits - For the year ended October 31, 2022, our cost of goods sold were $27,692, resulting in a gross profit of $6,758 compared to no revenues for the year ended October 31, 2021. Cost of goods sold were expenses made to contract labor in association with revenue generation.

Operating Expenses - Operating expenses for the year ended October 31, 2022, were $764,616 compared to $19,821 for the same period in 2021. This is attributable to our efforts to expand operations, which resulted in increased costs related to contract labor and general and administrative expenses. In 2022, we experienced a significant increase in hiring contract labor to support our Research and Development program. We also expanded our staff to support increased sales and marketing efforts.

Net Loss - Net loss for the year ended October 31, 2022, was $1,592,309 compared to a net loss of $19,821 during the same period in 2021.

General, Administrative, and Operating Expenses - General, Administrative, and Operating expenses were $764,616 for the year ended October 31, 2022, as compared to $19,821 during the same period in 2021. For the year ended October 31, 2022, General and Administrative expenses were $31,027, compared to $19,821 during the same period in 2021. Operating expenses changed due to the Company’s efforts to expand operations, resulting in increased costs related to contract labor and general and administrative expenses.

Forward-Looking Considerations

The Company recognizes the possibility of future increases in labor or material costs. Factors such as evolving market conditions, potential inflation, and global economic dynamics are considered. We are actively monitoring these aspects to anticipate and navigate any forthcoming rises in labor or material expenses.

Cost-to-Revenue - The Company is assessing alterations in the relationship between cost of sales and revenue. We are examining the factors influencing these changes, including shifts in prices and fluctuations in the volume of services sold. Understanding the impact of these elements is crucial for maintaining a balanced and effective cost-to-revenue structure.

Liquidity and Capital Resources

For the Nine Months Ended July 31, 2023 and 2022

We incurred a net loss for the nine months ended July 31, 2023 and had an accumulated deficit of $41,130,638 at July 31, 2023. At July 31, 2023, we had a cash balance of $1,226,696, compared to a cash balance of $51,109 at October 31, 2022. At July 31, 2023, working capital was $398,175, compared to a working capital deficit of $527,224 at October 31, 2022. Our existing and available capital resources are not expected to be sufficient to satisfy our funding requirements through one year from the date of this filing in the absence of share issuances or other sources of financing.

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We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We have raised capital through sales of common stock and debt securities.

The effect of existing or probable government regulations on our business is not known at this time. Due to the nature of our business, it is anticipated that there may be increasing government regulation that may cause us to have to take serious corrective actions or make changes to the business plan.

There are no external sources of liquidity available to us at this time. We will need to raise additional capital through equity financings or other means in order to continue operations and meet its obligations. Failure to obtain additional funding could have a material adverse effect on our financial condition and the results of operations.

For the Years Ended October 31, 2022 and 2021

Our cash balance of $51,109 as of October 31, 2022, combined with the profits from its operations, is not sufficient to maintain operations. Therefore, we will need to raise additional funds in the near future to support our operations and growth plans. Our cash balance on October 31, 2021, was $0 for a difference of $51,109.

Cash Flow

For the Nine Months Ended July 31, 2023

The following table summarizes our cash flows for the periods indicated below:

	For the Nine Months Ended July 31, 2023	For the Nine Months Ended July 31, 2022
Cash Used in Operating Activities	(897,565)	(829,005)
Cash Provided by Financing Activities	2,499,032	1,072,827
Cash Used in Investing Activities	(425,880)	(10)

Cash Used in Operating Activities

During the nine months ended July 31, 2023 cash used in operating activities of $897,565 primarily reflected our net losses for the period, adjusted by non-cash charges such as depreciation and share based compensation, as well as changes in our working capital accounts, primarily consisting of an increase in accrued interest payable and payroll taxes, and a decrease in security deposit and accounts payable.

Cash Provided by Financing Activities

During the nine months ended July 31, 2023, cash provided by financing activities was $2,499,032, which consisted of proceeds from related party note payable of $250,000 and $2,264,032 in proceeds obtained through the Company’s active Regulation A offering sale of common stock.

During the nine months ended July 31, 20223, cash provided by financing activities was $1,072,827, which consisted of proceeds from related party notes payable.

Cash Provided by Investing Activities

During the nine months ended July 31, 2023, cash used in investing activities was $425,880. The Company purchased $396,630 in property and equipment and $29,250 in SAFE note.

For the Years Ended October 31, 2022 and 2021

For the year ended October 31, 2022, we added $51,109 to our cash on hand. For the year ended October 31, 2021, we added $0 to our cash on hand.

No investing activities were undertaken during the years ended October 31, 2021 and October 31, 2022.

For the year ended October 31, 2022, we received $620,000 in financing. For the year ended October 31, 2021, we received $37,183 in financing.

Going Concern

Our financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During the nine months ended July 31, 2023, we incurred a net loss of $962,028 and used cash in operating activities of $897,565. These factors, among others, raise substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and the classification of liabilities that might result from this uncertainty.

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Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements with any party.

Critical Accounting Policies

Our discussion and analysis of results of operations and financial condition are based upon our condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these condensed financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an ongoing basis, including those related to provisions for uncollectible accounts receivable, inventories, valuation of intangible assets and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

BUSINESS

Organization

HNO International, Inc. was incorporated in the State of Nevada on May 2, 2005 under the name “American Bonanza Resources Limited.” On March 19, 2009, we changed our name to “Clenergen Corporation.” On August 4, 2009, we acquired Clenergen Corporation Limited (UK), a United Kingdom corporation (“Limited”), and succeeded to the business of Limited. in April 2009, Limited acquired the assets of Rootchange Limited, a biofuel and biomass research and development company. On July 8, 2020, we changed our name to Excoin Ltd. and on August 31, 2021, we changed our name to “HNO International, Inc.” our current name.

Principal Business of the Company

HNO focuses on systems engineering design, integration, and product development to generate green hydrogen-based clean energy solutions to help businesses and communities decarbonize in the near term.

HNO stands for Hydrogen and Oxygen- and our experienced management team has over 13 years of expertise in the green hydrogen production industry.

We provide green hydrogen systems engineering design, integration, and products to multiple markets, which include: (i) the zero-emission vehicle and mobile equipment market consisting of hydrogen fuel cell electric passenger vehicles, material handling equipment such as forklifts and airport ground support equipment, as well as the medium and heavy-duty truck market; (ii) the current and emerging hydrogen gas markets encompassing ammonia, fertilizer, steel, mining, electronics, semiconductors, and fuel cell electric vehicles; (iii) and the gasoline and diesel engine emissions and maintenance reduction product and services market.

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Our Business

We are at the forefront of developing innovative integrated products that cater to various uses of green hydrogen, both current and future. These include:

•	Hydrogen refueling and generation systems for Fuel Cell Electric vehicles, such as forklifts, drones, cars, and trucks, as well as for zero-emission heating and cooking applications.

•	Small to mid-scale green hydrogen production facilities with a capacity of 100kg/day to 5,000kg/day. These facilities can help decarbonize industrial processes and increase the use of hydrogen and hydrogen-based fuels for transportation and material handling.

•	Hydrogen technologies that decrease emissions and maintenance for existing gasoline and diesel internal combustion engines. This can aid companies in decarbonizing their operations in the short term.

Our Products

We have three products that we manufacture and sell:

1.	CHRS (Compact Hydrogen Refueling Station): A cost-effective solution for rapidly deploying hydrogen production in the 50 KG to 200 KG per day range. It has a dispensing system that can be adapted for vehicles (trucks, buses, etc.), warehouse equipment (forklifts), or other fuel cell applications, including power generation.

2.	HCC (Hydrogen Carbon Cleaner): A device used to clean carbon deposits from internal combustion engines.
3.	SGHP (Scalable Green Hydrogen Production): This plant uses larger electrolyzers and compressors to produce and store 500 - 5000 KG of hydrogen per day. Although it can be used for applications serviced by the CHRS, it is particularly well-suited for "off-take" hydrogen customers.

The need for hydrogen refueling stations is growing as more fuel cell vehicles come on the road. Current solutions are expensive, require a long permitting and installation process, and consistently face outages. Our Compact Hydrogen Refueling System (“CHRS”) seeks to solve these problems and address market demand.

We are also involved with Scalable Green Hydrogen Production (“SGHP”) where the volume of hydrogen that can be produced is from 100 Kilograms per day to over 2,000 (or more) kilograms per day for use in commercial applications such as fuel for transportation, power generation, and industrial processes, as well as in the production of chemicals and materials. We also develop energy systems that complement the zero-emissions infrastructure, reduce harmful emissions such as black carbon and other greenhouse gasses, and cut maintenance costs of commercial diesel fleets. Our designs and integrates components from leading industry partners in order to transition fossil fuels to cleaner burning alternatives which promote lower emissions.

Currently, we are building and setting up a manufacturing line for 1.25 MW electrolyzers to be able to produce one per day. We have also ordered the equipment necessary and leased the land required (approximately $450,000) to build the first Hydrogen Farm located in Katy Texas and that is scheduled for full operation producing hydrogen in April 2024, with expected revenues of $2,500,000 over next 12 months. We have also identified and contracted a second location for hydrogen production in Lancaster, California. We are in the hydrogen infrastructure business. Over the next 12 months we will identify another 10 - 15 locations to continue to build Hydrogen production locations, with expected expenditures of approximately $20,000,000 over the next 12 months and expected revenues of $35,000,000 - $45,000,000 over the next 12 months.

We are scheduled to take delivery of the first 10 Hydrogen Carbon Cleaners for sale to customers in mid-January 2024. After demonstrating the technology to prospective customers, we will take orders and schedule deliver in 30 - 60 days after a customer order. These materials for these items have already been paid for out of the current budget.

The CHRS unit has been built and we are marketing it to customers for delivery to customers in the second quarter of 2024.

Revenues from the sales of units is not guaranteed and, as stated in Note 3 to our unaudited financial statements, at July 31, 2023, we had a deficit of $41,130,638 and have not been able to generate sufficient cash from operating activities to fund our ongoing operations and we will be required to raise additional funds through public or private financing or other arrangements until we are able to raise revenues to a point of positive cash flow.

Hydrogen Refueling

The market for hydrogen refueling stations is currently in a state of growth, as the use of hydrogen fuel cell electric vehicles (“FCEVs”) is becoming more popular. Governments, private companies, and research institutions around the world are investing in the development of hydrogen refueling infrastructure to support the growth of the FCEV market.

Currently, most hydrogen refueling stations are located in California, Germany, Japan, and South Korea. These countries have actively invested in developing hydrogen infrastructure and, as a result, have a larger number of stations available.

According to a report by MarketsandMarkets, the global hydrogen refueling station market size was valued at USD 1.7 billion in 2020 and is projected to reach USD 7.5 billion by 2025, at a CAGR of 34.5% during the forecast period.[1]

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[1] https://www.marketsandmarkets.com/Market-Reports/green-hydrogen-market-92444177.html#:~:text=The%20global%20green%20hydrogen%20market,cagr%20during%20the%20forecast%20period.

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However, the market for hydrogen refueling stations is still relatively small compared to other alternative fuels, such as electric charging stations. The high cost of building and maintaining hydrogen stations, lack of economies of scale, and lack of hydrogen production facilities, have hindered the market's growth.

Despite these challenges, the market for hydrogen refueling stations is expected to grow in the future as the number of FCEVs on the road increases and more countries begin to invest in the development of hydrogen infrastructure.

Fuel Cell EV Growth

The expected growth of FCEVs is projected to be significant in the coming years. According to a report by MarketsandMarkets, the global fuel cell electric vehicle market size is projected to reach 1.63 million units by 2030, growing at a CAGR of 42.2% during the forecast period of 2025 to 2030.[2]

This growth is driven by several factors, including increasing government support and funding for the development of hydrogen infrastructure, advancements in fuel cell technology, and increasing consumer awareness and acceptance of FCEVs.

In addition, many countries have set ambitious targets to reduce greenhouse gas emissions, and deploying FCEVs is seen as a key measure to achieving these goals.

However, it's worth noting that the expected growth of FCEVs is highly dependent on the success of the hydrogen economy and the availability of hydrogen fueling stations. The growth of FCEVs also depends on the cost of hydrogen and the competition with other technologies such as battery electric vehicles.

Overall, the growth of FCEVs is expected to be significant in the coming years, but the growth rate may vary depending on the region and the success of the hydrogen economy.

Current Problems

There are several common problems associated with current hydrogen refueling stations:

1.	Cost: Building and maintaining hydrogen refueling stations can be expensive, and the high cost can be a barrier to the widespread deployment of the technology.

2.	Limited availability: Hydrogen fueling stations are currently much less common than gasoline or electric charging stations, which can make it difficult for FCEV owners to find a refueling location.

3.	Complexity: Hydrogen fueling stations are complex systems that require specialized knowledge and training to operate and maintain.

4.	Safety concerns: Hydrogen is a highly flammable gas, and there are concerns about the safety of storing and dispensing it at refueling stations.

5.	Hydrogen production: One of the major challenges with hydrogen refueling stations is their limited access to locally produced hydrogen, often relying on hydrogen created using processes that generate pollution, such as steam methane reforming, which undermines the environmental benefits of using hydrogen as a fuel source.

6.	Lack of standardization: There is currently no standardization in the design and operation of hydrogen fueling stations, which can make it difficult for different types of vehicles to refuel at different stations.

7.	Limited production capacity: The current capacity of hydrogen production is limited, which can make it difficult to supply enough hydrogen to meet the increasing demand for FCEVs.

8.	Lack of economies of scale: The small number of hydrogen stations and vehicles currently in operation makes it difficult to achieve economies of scale and reduce costs.

Overall, current hydrogen refueling stations face several challenges, but with ongoing research and development, these issues can be addressed and overcome in the future.

Our Unique Solution

Compact and Modular

Our CHRS delivers modular, compact green hydrogen refueling stations and could have significant value in the growing hydrogen FCEV market. These types of stations are designed to be compact, easy to install, and highly efficient, which can help to reduce the cost of building and maintaining the typical hydrogen refueling stations.

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[2] https://www.marketsandmarkets.com/Market-Reports/green-hydrogen-market-92444177.html#:~:text=The%20global%20green%20hydrogen%20market,cagr%20during%20the%20forecast%20period.

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One of the main advantages of CHRS is that they can be quickly and easily deployed in various locations, such as urban areas, parking garages, residential locations, along highway corridors, even at a consumer's home. They can be quickly located with a smartphone app, and once located, the hydrogen availability can be determined and the hours of operation of the station. Because of the way the current infrastructure is set up, including the lack of hydrogen production on-site, it is often impossible for a customer to know if they will even be able to get fuel or not until they actually arrive at one of the extremely limited refueling locations. The CHRS system will increase the availability of hydrogen fueling options for FCEV owners, making it easier for them to refuel their vehicles and for manufacturers to sell their hydrogen vehicles because of the availability of hundreds of fueling stations.

Additionally, these types of stations can be powered by renewable energy sources, such as solar or wind power, which can reduce their environmental impact and help to promote the use of green hydrogen.

Another advantage of these stations is that they can be easily expanded as the demand for hydrogen fuel increases. This can help to ensure that there is always enough hydrogen available to meet the needs of FCEV owners.

Overall, a product that delivers modular, compact green hydrogen refueling stations can be a disruptive factor and help to spur the growth of the FCEV market, by making it more convenient, affordable, and environmentally friendly for FCEV owners to refuel their vehicles, and it can help to support the growth of the hydrogen economy.

Scalable Green Hydrogen Production

Unlike traditional large-scale hydrogen production plants, our plants are smaller, low-cost, and quicker to permit, install, and scale. One of the key benefits of our approach is the use of low-cost, PGM-free electrolysis technology. This technology eliminates the need for expensive and rare platinum group metals, making green hydrogen production more sustainable and cost-effective. This is particularly important in today's market, where the price of these metals has been increasing, making traditional hydrogen production more expensive.

Another benefit of our approach is the ability to scale green hydrogen production quickly. Our plants are designed to be quickly installed and operational, allowing them to respond quickly to changes in market demand. This is important as the green hydrogen market is rapidly growing, and companies need a reliable source of clean energy to meet this demand.

In addition, our approach is more environmentally friendly than traditional hydrogen production methods. We use renewable energy sources such as wind and solar power to produce green hydrogen, reducing the carbon footprint of hydrogen production. This is becoming increasingly important as more companies seek to adopt clean energy solutions and reduce their environmental impact.

We also have a robust supply chain, sourcing high-quality equipment from trusted suppliers. This ensures that our plants are reliable and efficient, reducing the risk of production disruptions and increasing the overall value of our services to customers.

In the case of Scalable Green Hydrogen Production, where the volume of hydrogen that can be produced is from 100 Kilograms per day to over 2,000 (or more) kilograms per day, we can service current and emerging hydrogen gas markets, including ammonia, fertilizer, steel, mining, electronics, semiconductors, in addition to fuel cell refueling stations.

Existing Engines

We are manufacturing custom hydrogen carbon cleaning equipment for engine service providers in the engine cleaning industry. Hydrogen can is currently used for Internal Combustion Engine (“ICE”) decarbonization and maintenance prevention market through manufacturing hydrogen carbon cleaning equipment for engine service providers.

We, as a technology company, have been actively developing and integrating hydrogen technologies that can effectively reduce diesel engine emissions and maintenance requirements. By using hydrogen, our technology can significantly reduce harmful emissions such as particulate matter, nitrogen oxides, and carbon dioxide, while also improving engine performance and extending engine life.

Corporate Growth Strategy

Our growth strategy focuses on expanding our product offerings and target markets. This will be achieved through ongoing research and development to identify new opportunities, as well as strategic partnerships and collaborations with key players in our target markets.

We will target our products to businesses and communities that are looking to decarbonize. Our sales and marketing strategies will focus on building relationships with key players in our target markets, such as current users of industrial hydrogen, the emerging hydrogen refueling market, hydrogen vehicle manufacturers, engine service providers and diesel fleet operators.

Market Competition

The market is currently dominated by industrial gas producers using Steam Methane Reforming (“SMR”) which use carbon based feedstock as the energy input for the hydrogen production. The result of these methods results in gray and black (residual carbon footprint. hydrogen production.

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Our Competition

Major competitors in the traditional hydrogen production market are represented by the following companies:

Praxair	Air Products and Chemicals	Linde
Air Liquide	Messer Group	BOC
Air Gas	Matheson Tri-gas	Advanced Gas Technologies

These and other current hydrogen producers will require significant investment in infrastructure for carbon capture technologies to meet the emerging requirements for clean energy generation.

We are focused on the production of green hydrogen, using renewable energy as the input power to produce green hydrogen with no carbon footprint. We are an innovator in this emergent marketplace. While we are a market leader, there are a few early competitors in green hydrogen, such as Nel, Plug Power, ITM Power, and Nikola.

We, alternatively, either teams or competes with these green hydrogen companies, depending on the specific market opportunity.

Our Competitive Strengths

Our competitive strengths include:

Focus on Low-Cost Technologies: Our focus on integrating proven low-cost technologies sets us apart from competitors, as it allows us to offer our products at a more affordable price point.

Comprehensive Portfolio of Products: We offer a wide range of products including hydrogen cleaning equipment for engine service providers, hydrogen delivery systems for diesel engines, and green hydrogen production systems for various markets. This comprehensive portfolio of products sets us apart from competitors that focus on a limited range of products.

Strong Technical Expertise: We have a strong team of technical experts with extensive knowledge and experience in the hydrogen technology and engineering industries. This expertise gives us a competitive advantage in developing and offering high-quality products that meet customer demands.

Strong Partnerships: We have established partnerships with key players in the hydrogen technology and engineering industries, which enhances our ability to secure new customers and expand our reach in the market.

Innovative Solutions: Our focus on innovation and continuous improvement sets us apart from our competitors, as we are constantly developing new and improved products and solutions to meet the changing needs of our customers.

Commitment to Sustainability: We are committed to promoting sustainability and reducing carbon emissions, which aligns with the growing demand for green hydrogen products and services.

Current Market

There is growing demand for decarbonization solutions, and green hydrogen has emerged as a key technology for meeting the world's emissions reduction goals. Our target markets have different needs and challenges, but all can benefit from the benefits that green hydrogen can offer.

According to a report by MarketsandMarkets, the global growth for hydrogen consumption is projected to grow from $11.6B in 2022 to $90B in 2030, growing by a 55% CAGR. We are focused on developing and deploying small to medium green hydrogen production, storage and dispensing systems to satisfy the projected growth of the green hydrogen market.[3]

Properties

We operate out of an approximately 5,000 square foot facility in Murrieta, California and we are establishing a location in Houston, Texas for our Scalable Green Hydrogen Production farms.

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[3] https://www.marketsandmarkets.com/Market-Reports/green-hydrogen-market-92444177.html#:~:text=The%20global%20green%20hydrogen%20market,cagr%20during%20the%20forecast%20perio.

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Employees

As of January 8, 2024, we had two full-time employee and no part-time employees.

Environmental

Our operations do not pose an environmental risk, and we have no past environmental violations. We also do not require special environmental permits to conduct our business activities.

We follow standard policies and procedures for environmental compliance and risk management. We prioritize environmental sustainability and we continuously strive to improve our environmental performance.

We recognize that emerging climate change and other environmental issues present potential risks to any business. However, these risks only underscore the need for our products and services. As we continue to grow and expand our business, we will remain vigilant in identifying and addressing potential environmental risks. We want to highlight that our supply chains are diverse and well-shielded, reducing the potential environmental risks associated with our business operations. We work closely with our suppliers to ensure their environmental practices align with our standards. We continuously monitor and evaluate our supply chains to identify potential environmental risks.

We will follow standard procedures for any environmental insurance coverage or other risk management strategies that we have in place. We are committed to protecting the environment and ensuring our business operations are conducted environmentally.

Intellectual Property

We hold exclusive rights to several patents, which are listed in the table below. These patents represent the innovative intellectual property and data that are unique to us and are used in our product designs. We believe they provide a significant competitive advantage for us in the markets we serve. The table includes the country, application number, patent number, and title of each patent, as well as its status.

COUNTRY	APPLN NO	Patent Number	TITLE	STATUS
US	13/844,267	8,757,107	HYDROGEN SUPPLEMENTAL SYSTEM FOR ON-DEMAND HYDROGEN GENERATION FOR INTERNAL COMBUSTION ENGINES	Issued
US	13/922,351	9,453,457	HYDROGEN SUPPLEMENTAL SYSTEM FOR ON-DEMAND HYDROGEN GENERATION FOR INTERNAL COMBUSTION ENGINES	Issued
US	14/016,388	9,476,357	METHOD AND APPARATUS FOR INCREASING COMBUSTION EFFICIENCY AND REDUCING PARTICULATE MATTER EMISSIONS IN JET ENGINES	Issued
US	14/326,801	9,267,468	HYDROGEN SUPPLEMENTAL SYSTEM FOR ON-DEMAND HYDROGEN GENERATION FOR INTERNAL COMBUSTION ENGINES	Issued
US	17/047,041	10,920,717	HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY AND REDUCING EMISSIONS OF INTERNAL COMBUSTION AND/OR DIESEL ENGINES	Issued
AUSTRALIA	2019405749	2019405749	HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY AND REDUCING EMISSIONS OF INTERNAL COMBUSTION AND/OR DIESEL ENGINES	Issued
CHINA	201980092511.1		HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY	Pending
EUROPE	19900413.6.		HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY	Pending
JAPAN	2021-535288		HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY	Pending
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Legal Proceedings

From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on our business, financial condition and operating results.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table sets forth the name, age, and position of each executive officer and director of the Company:

Name	Age	Position	Term in Office
Paul Mueller	67	President, Chief Executive Officer and Secretary	August 22, 2022 to present
Hossein Haririnia	71	Treasurer and Director	Treasurer from August 22, 2022 to present Director from December 22, 2022 to present
Donald Owens	71	Chairman of the Board of Directors	April 30, 2021 to present
William Parker	59	Director	December 22, 2022 to present

Paul Mueller – CEO, President and Secretary

Paul Mueller brings over 30 years of experience in the Aviation, Aerospace, and Defense industries, holding CEO and P&L leadership positions since 2007. Paul has served as President and CEO for HNO International since August, 2022. Prior to joining HNOI, Paul established and ran Excel Business Coaching and Consulting, Inc from June, 2019 through August 2022. Paul was as CEO of AirTech, Inc. (June through October 2018), a $95M revenue business operating special mission surveillance aircraft in support of government missions. Prior to AirTech, Paul served as the Vice President of Government Solutions at Bristow Group (from June 2015 to August 2017), where he created and implemented a new business diversification strategy, generating a $1.5B revenue pipeline.

Earlier in his career, Paul served as the Vice President for a $1.2B revenue division of Raytheon (from July 2011 to August 2013). He served as Vice President and General Manager of a Division of ITT Electronic Systems (from June 2007 to July 2011). He grew the business from a $65M revenue company – which was operating at a loss – to $750M revenue with 30% operating margin in just 36 months. Paul started his career as a U.S. Marine Corps Infantry Officer where he learned his team building and leadership skills, a cornerstone of his success.

Hossein Haririnia - MBA, CPA, CGFM – Treasurer and Director

Hossein Haririnia has overseen the financial functions of HNO International, Inc. since October 2021. On August 22, 2022 he was appointed Treasurer and on December 22, 2022 he was appointed as a member of the board of directors. In his current capacity he provides technical assistance to the President on corporate-level decision-making. Prior to joining HNO International, Inc., from 1985 to October 2021 he was the sole owner of Hossein Haririnia, CPA, LLC and acting as a consultant and Chief Financial Officer, he managed financials for for-profit and nonprofit organizations. He also assisted in budget and cost proposal presentations for companies in countries, including Iran, Turkey, Dubai, Azerbaijan, and China.

Mr. Haririnia has managed multi-million dollar budget preparations for government entities such as NASA, the US Department of Labor (DOL), and the US Department of Transportation(DOT). He has supervised a team of accounting staff and has served as an auditor and fraud examiner.

Donald Owens – Chairman of the Board of Directors

Donald Owens founded HNO Green Fuels, Inc. on June 5, 2011, and has been serving as its Chairman and President from June 2011 to the present. As Chairman and President of HNO Green Fuels, Inc. Mr. Owens creating a customized hydrogen solution for reducing emissions in internal combustion engines and secured 19 US patents and 3 International Patents for this technology. HNO Green Fuels, Inc. is an affiliate of HNO International, Inc. Mr. Owens, appointed Chairman of the Board of Directors of HNO International, Inc. on April 30, 2021, continues to actively serve in this capacity.

Previously, in the late 1990s, Mr. Owens’ was Chairman and CEO of Business Internet Systems. In July 1998, he launched a first-of-a-kind online platform that serviced the major business card printing needs of the US Congress, Branches of The Executive Office, and The Department of State. He was also actively involved in early web and networked database optimization for massive clients such as the US Census Bureau. He began his career in 1985 as a patent attorney for Western Electric and Bell Labs after attaining his law degree from Georgetown University. He received an engineering degree at General Motors Institute (now Kettering University).

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William Parker – Director

William Parker has spent 28 years in the ATM industry with vast ATM technology knowledge and IT/Communications experience it totals over 39 years combined. After attending The University of the District of Columbia on an athletic scholarship majoring in Electronic/ Computer Engineering, he continued his education at an Electronic Technology Certified School developed by George Washington University (TEC – Technical Education Center). As the Principal and Co-Founder of Alliant ATM Services (May 2, 2002 to present), Mr. Parker oversees the business operations of the company and is responsible for the ATM Service & Maintenance division, business development and project installation scheduling and coordination. Alliant ATM Services, is a certified minority-owned Corporation located in Annapolis, MD that specialize in the placement, installation, service and sell of cash dispensing Automated Teller Machines (ATMs) as well as Merchant Credit Card Services in the Washington DC Metropolitan Area. Alliant ATM Services is built on a solid foundation of vision, integrity, and honesty and is an Independent Sales Organization (ISO/ESO) and recently has become partnering agents with Alliant Merchant Services. William brings his tireless drive and work ethic to the business creating both opportunity and vision.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Legal Proceedings

During the past ten years there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors or executive officers, and none of these persons has been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity, any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws or regulations, or any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Committees

Our board of directors has not yet established any committees.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (the “Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

EXECUTIVE COMPENSATION

The table below summarizes all compensation paid to our named executive officers for the years ending October 31, 2023 and October 31, 2022.

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Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Paul Mueller, President, CEO and Secretary(1) Year Ended October 31, 2023	125,000	250	125,250
Year Ended October 31, 2022	40,000	-	40,000
Hossein Haririnia, Treasurer and Director(1)(4) Year Ended October 31, 2023	170,500	250	170,750
Year Ended October 31, 2022	114,000	-	114,000
Donald Owens Chairman of the Board of Directors (2)(3) Year Ended October 31, 2023	-	-	-
Year Ended October 31, 2022	-	-	-

(1)	On August 22, 2022, we accepted the resignations from Wilhelm Cashen as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and member of the Board of Directors. Effective on the same date to fill the vacancies created by Mr. Cashen’s resignations, we appointed Paul Mueller as our President, Chief Executive Officer and Secretary. Also, on this date, Hossein Haririnia was appointed Treasurer.

(2)	On December 1, 2021, we accepted the resignation from Donald Owens as our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary.

(3)	On April 30, 2021, we accepted the resignation from Douglas Anderson as our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Chairman of the Board of Directors. Effective on the same date to fill the vacancies created by Mr. Anderson’s resignations, we appointed Donald Owens as our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Chairman of the Board of Directors.

(4)	On December 22, 2022, the Board of Directors appointed Hossein Haririnia to the Board of Directors effective as of December 22, 2022.

Director Compensation

The table below summarizes all compensation paid to our directors who are not also named executive officers for the year ended October 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
William Parker Director Year Ended October 31, 2023	-	100	100

Equity Awards

As of October 31, 2023, there were no outstanding equity awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The table below sets forth information as to our directors, named executive officers, and executive officers and each person owning of record or was known by the Company to own beneficially shares of stock greater than 5% of the 429,433,085 (419,433,085 common plus 10,000,000 preferred) shares as of January 8, 2024. The table includes preferred stock that is convertible into common stock and information as to the ownership of our stock by each of its directors, named executive officers, and executive officers and by the directors and executive officers as a group. There were no stock options outstanding as of January 8, 2024. Except as otherwise indicated, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially owned by them.

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Name and Address (1)	Number of Shares Beneficially Owned	Class	Percentage of Class (2)
Officers and Directors
Paul Mueller CEO, President and Secretary	250,000 -0-	Common Stock Series A Preferred Stock	* --
Hossein Haririnia Treasurer and Director	10,250,000 -0-	Common Stock Series A Preferred Stock	2.44% --
Donald Owens (Chairman of the Board of Directors)	275,000,000 10,000,000	Common Stock Series A Preferred Stock	65.56% 100%
William Parker Director	5,100,000 -0-	Common Stock Series A Preferred Stock	1.21% --
All Named Executive Officers, Executive Officer and Directors as a Group (4 persons)	290,600,000 10,000,000	Common Stock Series A Preferred Stock	69.28% 100%
5% Principal Stockholders
HNO Green Fuels, Inc. (3)	115,000,000	Common Stock	27.42%

* Less than 1%

(1)	Unless otherwise noted, the address of the reporting person is c/o HNO International, Inc., 41558 Eastman Drive, Suite B, Murrieta, CA 92562.

(2)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus.

(3)	Address: 42309 Winchester Road, Temecula, CA 92590. Donald Owens has voting and dispositive control over HNO Green Fuels, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Except as disclosed below, for transactions with our executive officers and directors, please see the disclosure under “EXECUTIVE COMPENSATION” above.

Notes Payable, Related Party

On November 19, 2021, we issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of December 19, 2022. On December 26, 2022, the Company’s Board of Directors approved the conversion of this note into its common stock, resulting in the approval to issue 20,000,000 shares of its common stock for settlement of the $20,000 note payable dated November 19, 2021 to HNO Green Fuels. The note matured on December 19, 2022 and was settled in full on December 26, 2022 with the issuance of these shares. The shares are ‘restricted securities’ under Rule 144 and the issuance of the shares was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended.

On December 1, 2021, we issued a note payable in the amount of $500,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of January 1, 2023.

On May 31, 2022, we issued a note payable in the amount of $590,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of May 31, 2030.

On September 29, 2022, we issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of September 29, 2023.

On October 20, 2022, we issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of October 20, 2023.

On March 1, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of March 1, 2024.

On March 8, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of March 8, 2024.

On March 23, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of March 23, 2024.

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On April 3, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of April 3, 2024.

On April 13, 2023, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of April 13, 2024.

On April 17, 2023, the Company issued a note payable in the amount of $30,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of April 17, 2024.

Each of the notes issued to HNO Green Fuels includes cross-default provisions which triggers an event of default in each note if one note goes into default. If an event of default occurs under any of the notes, all obligations owed to HNO Green Fuels under the notes will become immediately payable.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the Company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the Company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions;

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Under such definitions, we have no independent directors. However, our Common Stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, we are not subject to any director independence requirements.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation which have been filed as exhibits to the Offering Statement of which this prospectus is a part.

General

We are authorized to issue two classes of stock. The total number of shares of stock which we are authorized to issue is 1,000,000,000 shares of capital stock, consisting of 985,000,000 shares of Common Stock, $0.001 par value and 15,000,000 shares of Preferred Stock, $0.001 par value (the “Preferred Stock”) authorized. There are currently 10,000,000 Series A Preferred Stock outstanding.

Common Stock

We are authorized to issue 985,000,000 shares of common stock, par value $0.001.

As of January 8, 2024, we had 419,433,085 shares of common stock issued and outstanding.

The following summary description of our common stock is based on the provisions of our articles of incorporation as amended (the “Articles of Incorporation”), as well as our bylaws (the “Bylaws”), and the applicable provisions of the Nevada Revised Statutes (“NRS”). This information is qualified entirely by reference to the applicable provisions of our Articles of Incorporation, Bylaws and the NRS.

Voting Rights

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which shareholders are entitled or permitted to vote. Holders of our common stock are not entitled to cumulative voting rights.

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Dividend Rights

Subject to the terms of any then outstanding series of preferred stock, the holders of our common stock are entitled to dividends in the amounts and at times as may be declared by our board of directors out of funds legally available therefor.

Liquidation Rights

Upon liquidation or dissolution, holders of our common stock are entitled to share ratably in all net assets available, if any, for distribution to shareholders after we have paid, or provided for payment of, all of our debts and liabilities, and after payment of any liquidation preferences to holders of any then outstanding shares of preferred stock.

Other Matters

Holders of our common stock have no redemption, conversion or preemptive rights. There are no sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of outstanding preferred stock and preferred stock that we may issue in the future.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such shareholder owning a substantial amount of securities, or rights of shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Prospectus.

Excepting matters arising under federal securities laws, any disputes between us and shareholders shall be governed in reliance on the laws of the State of Nevada.

Changes in Authorized Number

The number of authorized shares of Common Stock may be increased or decreased subject to our legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Transfer Agent

Our transfer agent is Pacific Stock Transfer. The address for our transfer agent is 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119 and its phone number is 702-361-3033. Our transfer agent is registered with the Securities and Exchange Commission.

Preferred Stock

We are authorized to issue 15,000,000 shares of preferred stock, par value $0.001.

Series A Preferred Stock

On October 14, 2019, our Board of Directors designated a series of preferred stock titled “Series A Preferred Stock” consisting of 10,000,000 shares.

On November 10, 2021, we filed an amendment to the Certificate of Designation for the Series A Preferred Stock filed on October 14, 2019. The amendment designated the same authorization consisting of 10,000,000 shares with par value of $0.001. There is currently no market for the shares of Series A Preferred Stock and they cannot be converted into shares of common stock of the Company. The shares have voting rights of 55 common shares for every one share of Series A Preferred Stock. The shares of Series A Preferred Stock do not contain any rights to dividends, have no liquidation preference, and have no redemption or sinking fund provisions.

On January 8, 2024, there were 10,000,000 shares of Series A Preferred Stock outstanding, all owned by Donald Owens.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Our Common Stock may be subject to such penny stock rules and our shareholders will, in all likelihood, find it more difficult to sell their shares of Common Stock the secondary market.

Dividend Policy

We will not distribute cash to our Common Stock shareholders until we generate net income. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board of Directors and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

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Charter and Bylaws

Our Articles of Incorporation and Bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors, including, among other things:

•	the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors; and

•	the ability of our board of directors, by majority vote, to amend our bylaws, which may allow our board of directors to take additional actions to prevent a hostile acquisition and inhibit the ability of an acquirer to amend our bylaws to facilitate a hostile acquisition.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and Preferred Stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitations on Liability and Indemnification of Officers and Directors

Under our Articles of Incorporation and Bylaws, to the fullest extent allowable under the NRS, our directors have no personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Certain Actions Under Our Bylaws

Article IX of Our Amended and Restated Bylaws identifies the Eighth Judicial District Court of Clark County, Nevada as the exclusive forum for certain litigation, including any "derivative action." The specific provision is as follows (emphasis added):

Section 9.2 Forum for Adjudication of Disputes. To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the sole and exclusive forum for each of the following: (a) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation or these By-laws or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these By-laws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 9.2. Actions arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, shall not be governed by this provision.

This provision does not apply to actions arising under the Securities Act or Exchange Act.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offering by the Selling Security Holder. The common stock may be sold or distributed from time to time by the Selling Share Holder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market price prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices , or at fixed prices, which may be changed . The Selling Security Holder may use any one or more of the following methods when selling securities:

•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters may act solely as agents;
•	“at the market” into an existing market for the common stock;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.

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In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

For purposes of shares to be issued under the EFA, the Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

GHS has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the EFA or exercise pursuant to the warrants or convert pursuant to the shares of Series D Preferred Stock. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. GHS has informed us that each such broker-dealer will receive commissions from GHS that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Security Holder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor GHS can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between GHS or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the Selling Security Holder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to GHS. We have agreed to indemnify GHS and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. GHS has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by GHS specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

GHS has represented to us that at no time prior to the EFA has GHS or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction , which establishes a net short position with respect to our common stock. GHS agreed that during the term of the EFA, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised GHS that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by GHS.

Our common stock is quoted on the OTC Markets under the symbol “HNOI.”

For purposes of shares to be issued under the EFA, the Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

For purposes of shares to be issued under the EFA, the Selling Security Holder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Security Holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

39

Because the Selling Security Holder is deemed to be an “underwriter” within the meaning of the Securities Act (for purposes of shares to be issued under the EFA), it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Security Holder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Security Holder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Security Holder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Security Holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Security Holder or any other person. We will make copies of this prospectus available to the Selling Security Holder and have informed the Selling Security Holder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial number of shares of our Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our Common Stock. In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate. If and when this Registration Statement becomes effective, we might elect to adopt a stock option plan and file a Registration Statement under the Securities Act registering the shares of Common Stock reserved for issuance thereunder. Following the effectiveness of any such Registration Statement, the shares of Common Stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

The sale of shares of our Common Stock which are not registered under the Securities Act, known as “restricted” shares, typically are effected under Rule 144. As of January 8, 2024, we had outstanding an aggregate of 419,433,085 shares of Common Stock of which approximately 417,622,346 shares are restricted Common Stock. All our shares of Common Stock might be sold under Rule 144 after having been held for six months and one year after “Form 10 information” has been provided by us. No prediction can be made as to the effect, if any, that future sales of “restricted” shares of our Common Stock, or the availability of such shares for future sale, will have on the market price of our Common Stock or our ability to raise capital through an offering of our equity securities.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of October 31, 2023, we had no securities authorized for issuance under equity compensation plans either approved or not approved by our shareholders.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

We have not entered into indemnification agreements with any of our directors, executive officers and other key employees. However, we may do so in the future. Such indemnification agreements will likely require us to indemnify our directors to the fullest extent permitted by Nevada law. We may also agree to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and would be, therefore, unenforceable. In the event we do enter into such indemnification agreements and a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

40

LEGAL MATTERS

The legality of the issuance of the shares of Common Stock offered by this Prospectus will be passed upon for us by Business Legal Advisors, LLC of Draper, Utah.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements of the Company as of October 31, 2021 and 2022, which include an explanatory paragraph relating to our ability to continue as a going concern, included in this Prospectus have been audited by BF Borgers CPA PC, an independent auditor, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the reports of such firm given its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act (SEC File No. 333-275193) relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of the Company, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

Upon the effective date of the registration statement of which this prospectus is a part, we will be required to file reports and other documents with the SEC. We do not presently intend to voluntarily furnish you with a copy of our Prospectus. You may read and copy any materials we file with the SEC at the public reference room of the SEC at 100 F Street, NE., Washington, DC 20549, between the hours of 10:00 a.m. and 3:00 p.m., except federal holidays and official closings, at the Public Reference Room. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you on the Internet website for the SEC at http://www.sec.gov.

41

INDEX TO FINANCIAL STATEMENTS

As of July 31, 2023 and 2022

and for the Three- and Nine-Months Ended July 31, 2023 and 2022

(Unaudited)

As of October 31, 2022 and 2021

and for the Years Ended October 31, 2022 and 2021

(Audited)

42

HNO INTERNATIONAL, INC. CONDENSED BALANCE SHEETS (Unaudited)

	July 31,	October 31,
	2023	2022

ASSETS
Current Assets
Cash	$1,226,696	$51,109
Due from related party	56,392	56,392
Total Current Assets	1,283,088	107,501

Non-Current Assets
Property and equipment, net	378,316	—
Intangible assets, net	80,364	—
Long term asset	29,250	—
Security deposits	—	6,800
Total Non-Current Assets	487,930	6,800
TOTAL ASSETS	$1,771,018	$114,301

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
LIABILITIES
Current Liabilities
Accounts payable	925	—
Accrued interest payable	34,335	14,725
Payroll tax	14,653	—
Notes payable, related party	835,000	620,000
Total Current Liabilities	884,913	634,725

Long term notes payable, related party	590,000	590,000
Total Liabilities	1,474,913	1,224,725

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, par value $0.001 per share; 15,000,000 shares authorized
Series A, par value $0.001 per share; 10,000,000 shares authorized; 10,000,000 and 5,000,000 shares issued and outstanding as of July 31, 2023 and October 31, 2022, respectively	10,000	5,000
Common stock, par value $0.001 per share; 985,000,000 shares authorized; 419,258,331 and 105,265,299 shares issued and outstanding as of July 31, 2023 and October 31, 2022, respectively	419,258	105,265
Common stock payable	19,750	—
Common stock subscription receivable	(23,750)	(10,000)
Additional paid-in capital	41,001,485	38,957,921
Accumulated deficit	(41,130,638)	(40,168,610)
Total Stockholders’ Equity (Deficit)	296,105	(1,110,424)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,771,018	$114,301

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-1

HNO INTERNATIONAL, INC. CONDENSED STATEMENT OF OPERATIONS (Unaudited)

	For the Three Months Ended July 31,		For the Nine Months Ended July 31,
	2023	2022	2023	2022

Revenue	$—	$17,225	$13,000	$34,450
Cost of Goods Sold	—	—	(5,884)	—
Gross Profit	—	17,225	7,116	34,450

Operating expenses
Security Service	194	—	389	—
Share based compensation	—	—	2,025	—
Advertising and marketing	—	—	3,000	4,250
Contract labor	252,201	193,579	536,229	324,194
Depreciation and amortization	16,103	—	20,450	—
General and administrative expenses	12,287	8,806	14,528	12,593
Interest expense	7,227	4,643	19,611	9,002
Legal and accounting fees	44,921	49,281	99,706	61,882
Meals expenses	1,515	1,259	1,634	2,366
Office expenses	845	2,477	2,166	3,447
Professional fees	37,941	55,000	103,331	223,287
Payroll expenses	55,858	43,598	98,993	102,140
Payroll service fees	73	416	654	648
Rent	14,811	10,500	45,049	30,900
Travel expenses	15,002	17,127	18,911	49,988
Utilities	1,757	962	3,401	2,264
Vehicle expenses	67	134	67	440
Total Operating Expenses	460,802	387,782	970,144	827,401
Other Income
Interest income	996	26	1,000	68
Total Other Income	996	26	1,000	68
Loss from Operations	$(459,806)	$(370,531)	$(962,028)	$(792,883)
Net Loss	$(459,806)	$(370,531)	$(962,028)	$(792,883)
PER SHARE AMOUNTS
Basic and diluted net loss per share	(0.00)	(0.00)	(0.00)	(0.09)
Weighted average number of common shares outstanding - basic and diluted	191,559,596	105,285,299	248,631,193	8,666,533

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

HNO INTERNATIONAL, INC. CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) For the Three Months and Nine Months ended July 31, 2022 (Unaudited)
	Series A Preferred Stock		Common Stock		Stock	Share Subscription	Additional Paid-in	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Payable	Receivable	Capital	Deficit	(Deficit)

Balance at April 30, 2022	10,000,000	$10,000	105,285,299	$105,285	$—	$(10,000)	$38,952,911	$(39,519,653)	$(461,457)
Net loss for the three months ended July 31, 2022	—	—	—	—	—	—	—	(370,531)	(370,531)
Balance at July 31, 2022	10,000,000	10,000	105,285,299	105,285	—	(10,000)	38,952,911	(39,890,184)	(831,988)

Balance at October 31, 2021	10,000,000	10,000	95,265,299	95,265	—	—	38,952,921	(39,097,301)	(39,115)
Shares issued for acquisition	—	—	20,000	20	—	—	(10)	—	10
Shares issued for consulting services	—	—	10,000,000	10,000	—	(10,000)	—	—	—
Net loss for the nine months ended July 31, 2022	—	—	—	—	—	—	—	(792,883)	(792,883)
Balance at July 31, 2022	10,000,000	10,000	105,285,299	105,285	—	(10,000)	38,952,911	(39,890,184)	(831,988)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

HNO INTERNATIONAL, INC.
CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)
For the Three Months and Nine Months ended July 31, 2023 and 2022
(Unaudited)

	Series A Preferred Stock		Common Stock		Stock	Share Subscription	Additional Paid-in	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Payable	Receivable	Capital	Deficit	(Deficit)
Balance at April 30, 2023	10,000,000	$10,000	409,290,299	$409,290	$—	$(10,000)	$39,035,421	$(40,670,832)	$(1,226,121)
Common stock issued for cash	—	—	8,000,000	8,000	—	—	—	—	8,000
Regulation A stock issuances	—	—	1,968,032	1,968	19,750	(13,750)	1,966,064		1,974,032
Net loss for the three months ended July 31, 2023	—	—	—	—	—	—	—	(459,806)	(459,806)
Balance at July 31, 2023	10,000,000	$10,000	419,258,331	$419,258	$19,750	$(23,750)	$41,001,485	$(41,130,638)	$296,105

Balance at October 31, 2022	5,000,000	5,000	105,265,299	105,265	—	(10,000)	38,957,921	(40,168,610)	(1,110,424)
Common stock issued for cash	—	—	182,000,000	182,000	—	—	—	—	182,000
Common stock based compensation	—	—	2,025,000	2,025	—	—	—	—	2,025
Common stock issued for settlement of debt	—	—	20,000,000	20,000	—	—	—	—	20,000
Common stock to be issued from cash proceeds	—	—	—	—	100,000	—	—	—	100,000
Series A preferred issued pursuant to patent agreement	5,000,000	5,000	—	—	—	—	77,500	—	82,500
Common stock issued for cash	—	—	100,000,000	100,000	(100,000)	—	—	—	—
Common stock issued for cash	—	—	8,000,000	8,000	—	—	—	—	8,000
Regulation A stock issuances	—	—	1,968,032	1,968	19,750	(13,750)	1,966,064		1,974,032
Net loss for the nine months ended July 31, 2023	—	—	—	—	—	—	—	(962,028)	(962,028)
Balance at July 31, 2023	10,000,000	$10,000	419,258,331	$419,258	$19,750	$(23,750)	$41,001,485	$(41,130,638)	$296,105

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

HNO INTERNATIONAL, INC. CONDENSED STATEMENT OF CASH FLOWS (Unaudited)

	For the Nine Months Ended July 31,
	2023	2022

Cash Flow from Operating Activities
Net loss for the period	$(962,028)	$(792,883)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,450	—
Share based compensation	2,025	20,000
Changes in operating assets and liabilities:		—
Increase (Decrease) in accounts payable	925	(1,932)
(Increase) Decrease in due from related party	—	(56,392)
(Increase) Decrease in security deposit	6,800	(6,800)
Increase in accrued interest payable	19,610	9,002
Increase in payroll taxes	14,653	—
Net Cash Used in Operating Activities	(897,565)	(829,005)

Cash Flows from Financing Activities
Proceeds from related party note payable	250,000	520,000
Proceeds from sale of common stock	2,264,032	10
Proceeds from convertible note payable	—	590,000
Repayment of related party note payable	(15,000)	(37,183)
Net Cash Provided by Financing Activities	2,499,032	1,072,827

Cash Flows from Investing Activities
Purchase of property and equipment	(396,630)	—
Purchase of long-term asset	(29,250)	—
Proceeds from sale of investment	—	(10)
Net cash provided by (used in) investing activities	(425,880)	(10)

Net increase in cash	1,175,587	243,812
Cash at beginning of period	51,109	—
Cash at end of period	$1,226,696	$243,812

Supplemental Disclosure of Interest and Income Taxes Paid:
Interest paid during the period	$—	$—
Income taxes paid during the period	$—	$—

Supplemental Disclosure for Non-Cash Investing and Financing Activities:
Series A preferred stock issued pursuant to patent agreement	$82,500	$—
Common stock issued for conversion of debt	$20,000	$—
Common stock issued for acquisition	$—	$10

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-5

HNO INTERNATIONAL, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JULY 31, 2023

(Unaudited)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

HNO International, Inc. (the “Company”) was incorporated in the State of Nevada on May 2, 2005 under the name American Bonanza Resources Limited. On August 4, 2009, the Company acquired Clenergen Corporation Limited (UK), a United Kingdom corporation (“Limited”), and succeeded to the business of Limited. Limited acquired the assets of Rootchange Limited, a biofuel and biomass research and development company, in April 2009. On March 19, 2009, the Company changes its name to Clenergen Corporation. On July 8, 2020, the Company changed its name to Excoin Ltd. and on August 31, 2021, the Company changed its name to HNO International, Inc. its current name.

The Company specializes in the design, integration, and development of green hydrogen-based clean energy technologies. With the Company’s management having over 13 years of experience in the field of green hydrogen production, the Company is committed to providing scalable products that help businesses and communities decarbonize, reduce emissions, and cut operational costs. HNO stands for Hydrogen and Oxygen. The Company is at the forefront of developing innovative solutions, such as the Compact Hydrogen Refueling System (CHRS) and the Compact Hydrogen Production System (CHPS), which can be used to produce green hydrogen for various applications including fuel cell electric vehicles, hydrogen internal combustion engines, heating, and cooking. The CHPS is highly scalable, capable of producing 100-2,000 (or more) kilograms of hydrogen per day for commercial use in various applications. In addition, the Company develops energy systems that complement the zero-emissions EV infrastructure, reduce harmful emissions, and cut maintenance costs of commercial diesel fleets. By integrating components from leading industry partners, the Company aims to transition fossil fuels to cleaner alternatives and promote lower emissions.

Basis of presentation

Our financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and with the rules and regulations of the SEC to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read in conjunction with our unaudited financial statements for the reporting period ended October 31, 2022, and notes thereto.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

As of the reporting period ended [date], the Company has determined that it does not engage in consolidation activities as defined by U.S. GAAP. Therefore, our financial statements are presented on a standalone basis, and no consolidation adjustments have been made.

Use of Estimates

The preparation of the condensed financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amount of revenues and expenses during the reporting period. The management makes its best estimate of the outcome for these items based on information available when the condensed financial statements are prepared.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

F-6

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”. The core principle of ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity recognizes revenue in accordance with that core principle by applying the following steps: Step 1: Identify the contract(s) with a customer. Step 2: Identify the performance obligations in the contract. Step 3: Determine the transaction price. Step 4: Allocate the transaction price to the performance obligations in the contract. Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation. An entity must also disclose sufficient information to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers, including qualitative and quantitative information about contracts with customers, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per share”. Basic income (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive income (loss) per share excludes all potential common shares if their effect is anti-dilutive. As of June 30, 2023, there were no potentially dilutive debt or equity instruments issued or outstanding.

Property and equipment

Property and equipment are carried at cost and, less accumulated depreciation. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposal. The Company examines the possibility of decreases in the value of property and equipment when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

The Company’s property and equipment mainly consists of computer and laser equipment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Useful life
Small Equipment	3 Years
Large Equipment	7 Years
Vehicles	4 Years

Intangible assets

Intangible assets consist of patents acquired in an asset purchase agreement (see Note 5). The estimated useful life of these assets was determined to be 20 years. The Company periodically evaluates the reasonableness of the useful lives of these assets. Once these assets are fully amortized, they are removed from the accounts. These assets are reviewed for impairment or obsolescence when events or changes in circumstances indicate that the carrying amount may not be recoverable. If impaired, intangible assets are written down to fair value based on discounted cash flows or other valuation techniques. The Company has no intangibles with indefinite lives.

F-7

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of a long-lived asset, management evaluates whether the estimated future undiscounted net cash flows from the asset are less than its carrying amount. If impairment is indicated, the long-lived asset would be written down to fair value. Fair value is determined by an evaluation of available price information at which assets could be bought or sold, including quoted market prices, if available, or the present value of the estimated future cash flows based on reasonable and supportable assumptions.

Adoption of Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

At July 31, 2023, we had a deficit of $41,130,638. We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We will be required to raise additional funds through public or private financing, additional collaborative relationships, or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern for one year from the issuance of these condensed financial statements.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	July 31, 2023	October 31, 2022
Vehicles	$40,000	$—
Small Equipment	$8,879	$—
Large Equipment	347,751	—
Property and Equipment, Gross	$396,630	$—
Less: accumulated depreciation	(18,314)	—
Property and Equipment, Net	$378,316	$—

Depreciation expense for the nine months ended July 31, 2023 and 2022 was $18,315 and $0, respectively.

NOTE 5 – INTANGIBLE ASSETS

Patents Acquired Under Patent Purchase Agreement

On January 24, 2023, the Company entered into a Patent Purchase Agreement with Donald Owens, the Company's Chairman of the Board of Directors, to acquire several patents related to hydrogen supplemental systems for on-demand hydrogen generation for internal combustion engines and a method and apparatus for increasing combustion efficiency and reducing particulate matter emissions in jet engines. In exchange for these patents, the Company issued 5,000,000 shares of its Series A Preferred Stock to Mr. Owens, valued at $82,500.

The details of the patents acquired are listed in the table below, which includes information on the patent numbers, titles, and status in various countries.

F-8

COUNTRY	APPLN NO	PATENT NUMBER	TITLE	STATUS
US	13/844,267	8,757,107	HYDROGEN SUPPLEMENTAL SYSTEM FOR ON-DEMAND HYDROGEN GENERATION FOR INTERNAL COMBUSTION ENGINES	Issued
US	13/922,351	9,453,457	HYDROGEN SUPPLEMENTAL SYSTEM FOR ON-DEMAND HYDROGEN GENERATION FOR INTERNAL COMBUSTION ENGINES	Issued
US	14/016,388	9,476,357	METHOD AND APPARATUS FOR INCREASING COMBUSTION EFFICIENCY AND REDUCING PARTICULATE MATTER EMISSIONS IN JET ENGINES	Issued
US	14/326,801	9,267,468	HYDROGEN SUPPLEMENTAL SYSTEM FOR ON-DEMAND HYDROGEN GENERATION FOR INTERNAL COMBUSTION ENGINES	Issued
US	17/047,041	10,920,717	HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY AND REDUCING EMISSIONS OF INTERNAL COMBUSTION AND/OR DIESEL ENGINES	Issued
AUSTRALIA	2019405749	2019405749	HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY AND REDUCING EMISSIONS OF INTERNAL COMBUSTION AND/OR DIESEL ENGINES	Issued
CHINA	201980092511.1		HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY	Pending
EUROPE	19900413.6.		HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY	Pending
JAPAN	2021-535288		HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY	Pending

Intangible assets at July 31, 2023 and October 31, 2022, consisted of the following:

	Useful Life (yr)	July 31, 2023	October 31, 2022
Patents	20	$82,500	$—
Less: accumulated amortization		(2,136)	—
Intangible Assets, net		$80,364	$—

Amortization expense for the nine months ended July 31, 2023 and 2022 was $2,136 and $0, respectively.

NOTE 6 – COMMON STOCK

The Company is authorized to issue 985,000,000 shares of common stock, par value $.001.

Increase in Authorized Capital Stock

On January 4, 2023, the Board of Directors and a majority of the Company’s stockholders approved the proposal to increase the number of shares of capital stock that the Company is authorized to issue to 1,000,000,000. On January 6, 2023, the Company filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of Nevada to increase the total authorized capital from 510,000,000 shares to 1,000,000,000 shares consisting of 985,000,000 shares of common stock, par value $0.001, and 15,000,000 shares of preferred stock, par value $0.001.

F-9

Stock Issued

On December 9, 2020, the Company issued 95,000,000 shares of common stock to Douglas Anderson for consulting services totaling $95,000. Subsequently, in a private transaction, the 95,000,000 shares of Common Stock were transferred to were transferred to HNO Green Fuels Inc., a Nevada corporation, of which Donald Owens is the Chief Executive Officer/control person.

On December 9, 2020, the Company issued 5,000,000 shares of common stock to Eden Capital LLC for consulting services totaling $5,000. On September 22, 2021, these shares were returned to the company and canceled due to new management and these consulting services are no longer required.

On September 20, 2020, the Company entered into a consulting agreement with DWC, LLC. Pursuant to the terms of the consulting agreement DWC, LLC is to receive 4,000,000 restricted shares of the Company’s common stock in exchange for corporate consulting services to be performed. In addition, DWC, LLC has agreed to pay par value of the shares. As of the year ended October 31, 2020, these shares had not yet been issued and were recorded as a stock payable, and payment of par value of the shares was recorded as a stock subscription receivable. On December 9, 2020, these shares were issued. On October 14, 2021, these shares were returned to the Company and canceled due to new management and these consulting services are no longer required.

On November 13, 2021, the Company entered into a Share Exchange Agreement by and between Company and Donald Owens (the “Share Exchange Agreement”), who was the sole shareholder of HNO Hydrogen Generators, Inc., owning 10,000 shares of common stock, par value $0.001 per share, of HNO Hydrogen Generators, Inc. (the “HNO Delaware Shares”); pursuant to which the Company agreed to acquire the HNO Delaware Shares from Mr. Owens in exchange for the issuance by the Company to Mr. Owens of 20,000 shares of common stock, par value $0.001 per share, of the Company. The Share Exchange Agreement and the transactions set forth therein were approved by the Company’s Board on November 13, 2021, and transactions closed on the same day, at which time HNO Hydrogen Generators, Inc., became a wholly owned subsidiary of the Company.

On August 22, 2022, the Company entered into a Termination of Share Exchange Agreement by and between the Company and Donald Owens, pursuant to which both parties agreed to cancel the Share Exchange Agreement dated November 13, 2021. Mr. Owens’ 20,000 shares of common stock were returned to the Company for cancellation and the 10,000 HNO Delaware Shares were returned to Mr. Owens. HNO Hydrogen Generators, Inc. is no longer a wholly owned subsidiary of the Company.

During the quarter ended January 31, 2023, the Company entered into Stock Subscription Agreements with Donald Owens, the Company’s Chairman of the Board of Directors, whereby the Company privately sold a total of 175,000,000 shares of its common stock, $0.001 par value per share, (“common stock”) for a cash purchase price of $175,000. Donald Owens is an “accredited investor” (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended). The $175,000 in proceeds from the sale of common stock will be used for operating capital. The shares are ‘restricted securities’ under Rule 144 of the Securities Act.

On January 17, 2023, the Company entered into a Stock Subscription Agreement with William Parker, a member of the Company’s Board of Directors, whereby the Company privately sold a total of 5,000,000 shares of its common stock, $0.001 par value per share, (“common stock”) for a cash purchase price of $5,000. William Parker is an “accredited investor” (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended). The $5,000 in proceeds from the sale of common stock will be used for operating capital. The shares are ‘restricted securities’ under Rule 144 of the Securities Act.

On January 11, 2023, the Company entered into a Stock Subscription Agreement with Hossein Haririnia, the Company’s Treasurer and a member of the Board of Directors, whereby the Company privately sold a total of 2,000,000 shares of its common stock, $0.001 par value per share, (“common stock”) for a cash purchase price of $2,000. Hossein Haririnia is an “accredited investor” (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended). The $2,000 in proceeds from the sale of common stock will be used for operating capital. The shares are ‘restricted securities’ under Rule 144 of the Securities Act.

The Company agreed to issue 20,000,000 shares of its common stock for settlement of the $20,000 note payable dated November 19, 2021 to HNO Green Fuels. The note matured on December 19, 2022 and was settled in full on December 26, 2022 with the issuance of these shares. The shares are ‘restricted securities’ under Rule 144 and the issuance of the shares was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended.

The Company's Board of Directors granted approval for the issuance of 2,025,000 shares of our common stock with a value of $0.001 on January 2, 2023, in exchange for services rendered to the Company. These shares are considered "restricted securities" under Rule 144 and were issued under the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

On January 31, 2023, the Company entered into Stock Subscription Agreements with Donald Owens, the Company’s Chairman of the Board of Directors, whereby the Company privately sold a total of 100,000,000 shares of its common stock, $0.001 par value per share, (“common stock”) for a cash purchase price of $100,000. Donald Owens is an “accredited investor” (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended). The $100,000 in proceeds from the sale of common stock will be used for operating capital. The shares are ‘restricted securities’ under Rule 144 of the Securities Act.  As of January 31, 2023, these shares had not yet been issued and therefore were recorded as a stock payable. On February 1, 2023, these shares were issued.

F-10

On June 9, 2023, the Company entered into a Stock Subscription Agreement with Hossein Haririnia, the Company’s Treasurer and a member of the Board of Directors, whereby the Company privately sold a total of 8,000,000 shares of its common stock, $0.001 par value per share, (“common stock”) for a cash purchase price of $8,000. Hossein Haririnia is an “accredited investor” (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended). The $8,000 in proceeds from the sale of common stock will be used for operating capital. The shares were issued as ‘restricted securities’ under Rule 144 of the Securities Act.

During the quarter ended July 31, 2023, the Company issued 1,968,032 shares of common stock at a fixed price of $1.00 per share for a total of $1,968,032 in cash under the Company’s active Regulation A offering, qualified by the Securities Exchange Commission on May 3, 2023.

As of July 31, 2023 and October 31, 2022, the Company had 419,258,331 and 105,265,299 shares of common stock issued and outstanding, respectively.

Stock Receivable

On March 31, 2022, the Company issued 10,000,000 shares of common stock Vivaris Capital, LLC in exchange for $10,000 cash consideration. However, Vivaris Capital, LLC has not paid for the shares, and the Company has been unsuccessful in its attempts to collect the funds or have the shares returned.

During the quarter ended July 31, 2023, the Company issued 13,750 shares of common stock under Regulation A offering to various shareholders that have not yet paid for shares; therefore, $13,750 has been classified as common stock receivable.

Stock Payable

During the quarter ended July 31, 2023, the Company sold 19,750 shares of common stock under Regulation A offering to various shareholders that have not yet been issued by the transfer agent; therefore, $19,750 has been classified as common stock payable.

NOTE 7 – PREFERRED STOCK

The Company is authorized to issue 15,000,000 shares of preferred stock, par value $0.001.

Series A Preferred Stock

The Company is authorized to issue 10,000,000 shares of Series A preferred stock, par value $0.001. On October 14, 2019, the Company issued 10,000,000 shares of the Series A preferred stock to Custodian Ventures LLC, the company controlled by David Lazar, the Company’s former Chief Executive Officer for forgiveness of related party debt totaling $10,000. Subsequently, in private transactions, the 10,000,000 shares of Series A Preferred were transferred. On August 16, 2022, Wilhelm Cashen, the Company’s former Chief Executive Officer, returned his 5,000,000 Series A preferred stock to the Company’s treasury.

On January 24, 2023, the Company issued 5,000,000 shares of its Series A Preferred Stock to Mr. Owens, valued at $82,500 for patents specified in Note 5.

As of July 31, 2023 and October 31, 2022, the Company had 10,000,000 and 5,000,000 shares of Series A preferred stock issued and outstanding, respectively.

NOTE 8 – CONVERTIBLE NOTES PAYABLE

On December 15, 2021, the Company issued a convertible note payable in the amount of $20,000. This note bears an interest rate of 1% per annum and is due on demand.

The note is convertible into shares of the Company's common stock at a discount price of twenty percent (20%) per share of the current market value or trading value, using a Basic Conversion Factor (BCF) specified in the note. The Noteholder has the option to convert the entire principal balance outstanding into common stock within one year from the date of execution of this note.

On August 8, 2022, this note was repaid in full by the Company with $20,000 in cash. As of July 31, 2023 and October 31, 2022, the Company had no convertible notes payable outstanding.

F-11

NOTE 9 – RELATED PARTY TRANSACTION

On October 14, 2019, the Company issued 10,000,000 shares of the Series A preferred stock to Custodian Ventures LLC, the company controlled by David Lazar, the Company’s former Chief Executive Officer for forgiveness of related party debt totaling $10,000.

During the year ended October 31, 2020 and October 31, 2019, Custodian Ventures, LLC paid a total of $10,104 of expenses on behalf of the Company for payment of registration, accounting and legal fees. This loan was unsecured, non-interest bearing, and had no specific terms for repayment. During the year ended October 31, 2020, $10,104 was forgiven by Custodian Ventures LLC and the Company has recorded it as additional paid in capital.

During the year ended October 31, 2020 and six months ended April 30, 2021, Douglas Anderson, the Company’s former Chief Executive Officer, contributed $38,976 and $4,676 in cash to pay for operating expenses, respectively. This has been recorded as additional paid-in capital.

Notes Payable, Related Party

On November 19, 2021, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of December 19, 2022. The Company agreed to issue 20,000,000 shares of its common stock for settlement of the $20,000 note payable dated November 19, 2021 to HNO Green Fuels. The note matured on December 19, 2022 and was settled in full on December 26, 2022 with the issuance of these shares. The shares are ‘restricted securities’ under Rule 144 and the issuance of the shares was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended.

On December 1, 2021, the Company issued a note payable in the amount of $500,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of January 1, 2023. During the quarter ended July 31, 2023, $15,000 of principal was repaid. At July 31, 2023, there is $485,000 of principal and $16,598 of accrued interest due on this note. This note is currently past due.

On May 31, 2022, the Company issued a note payable in the amount of $590,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of May 31, 2030.

On September 29, 2022, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of September 29, 2023.

On October 20, 2022, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of October 20, 2023.

On March 1, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of March 1, 2024.

On March 8, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of March 8, 2024.

On March 23, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of March 23, 2024.

On April 3, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of April 3, 2024.

On April 13, 2023, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of April 13, 2024.

On April 17, 2023, the Company issued a note payable in the amount of $30,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of April 17, 2024.

As of July 31, 2023 and October 31, 2022, these current and long-term notes payable had an outstanding balance of $1,425,000 and $1,210,000, respectively.

F-12

As of July 31, 2023 and October 31, 2022, the Company has recorded $34,335 and $14,725, respectively in accrued interest in connection with these notes in the accompanying condensed financial statements.

Advances from Related Party

During the quarter ended July 31, 2023, HNO Green Fuels advanced the Company $190,000. These advances were non-interest bearing and due on demand. On July 31, 2023, the full amount of $190,000 had been repaid.

Due from Related Party

The Company loaned money to HNO Hydrogen Generators, a related party whose CEO is also the Chairman of the Company's Board of Directors. As of July 31, 2023 and October 31, 2022, the Company had a receivable of $56,392 and $56,392, respectively, from HNO Hydrogen Generators. This receivable is unsecured, non-interest bearing, and due on demand. The Company expects to collect the receivable amount.

NOTE 10 – SIMPLE AGREEMENT FOR FUTURE EQUITY

On July 10, 2023, the Company entered into a Simple Agreement for Future Equity (the “SAFE”) with Varea, Inc. ("Varea"), a Delaware corporation. Pursuant to the SAFE, the Company is investing $500,000.00 (the "Purchase Amount") in Varea in exchange for the right to certain shares of Varea's Capital Stock. The agreement specifies that the Purchase Amount will be used for the Company's business operations over the next 12 months, subject to an agreed-upon budget.

Prior to entering into this SAFE, the Company had an existing financial arrangement with Varea LLC, whereby Varea LLC invoiced the Company for services rendered, which were recorded as expenses by HNOI. However, recognizing the potential for a more mutually beneficial arrangement, Varea Inc. proposed a revised approach. Under the newly proposed approach, Varea Inc. would submit a detailed budget outlining their anticipated monthly expenses, and HNO International, Inc. would view these expenses as an investment opportunity rather than mere costs. In exchange for funding Varea Inc.'s expenses, HNO International, Inc. would receive a post-money SAFE, which represents a future right to certain shares of Varea's Capital Stock. The transition from the previous invoicing system to the investment-based financial arrangement was agreed by both parties. The terms and conditions of the agreement, including the conversion of expenses into a potential future return on investment, were thoroughly assessed and discussed.

The balance of the SAFE on July 31, 2023, was $29,250.

NOTE 11 – SUBSEQUENT EVENTS

Subsequent to the quarter ended July 31, 2023, the Company sold 10,500 shares of common stock for cash totaling $10,500. The shares were sold pursuant to Regulation A.

On August 28, 2023, the Company entered into a Purchase and Sale Agreement (the “PSA”) with TCF Elrod, LLC (the “Seller”). Pursuant to the PSA, the Company agreed to purchase property located in Harris County, Texas, including real property, improvements, development rights, and a lease. The purchase price for the property is $10,800,000. The Company paid a non-refundable earnest money deposit of $100,000, which will be applied towards the purchase price if the sale proceeds as planned. If specific conditions in the PSA are not met, the Company has the option to terminate the PSA within 30 days from the signature date, and the earnest money deposit will be returned by the Seller to the Company.

F-13

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of HNO International, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of HNO International, Inc. as of October 31, 2022 and 2021, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2022

Lakewood, CO

March 20, 2023

F-14

HNO INTERNATIONAL, INC. BALANCE SHEETS

	October 31,	October 31,
	2022	2021

ASSETS
Current Assets
Cash	$51,109	$—
Due from related party	56,392	—
Total Current Assets	107,501	—

Other Assets
Security deposits	6,800	—
Total Other Assets	6,800	—
TOTAL ASSETS	$114,301	$—

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Current Liabilities
Accounts payable	$—	$1,932
Accrued interest payable	14,725	—
Notes payable, related party	620,000	—
Related party note payable	—	37,183
Total Current Liabilities	634,725	39,115

Long Term Notes Payable	590,000	—
Total Liabilities	1,224,725	39,115

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001 per share; 15,000,000 shares authorized
5,000,000 and 10,000,000 Series A shares issued and outstanding as of October 31, 2022 and October 31, 2021, respectively	5,000	10,000
Common stock, par value $0.001 per share; 985,000,000 shares authorized; 105,265,299 and 95,265,299 shares issued and outstanding as of October 31, 2022 and October 31, 2021, respectively	105,265	95,265
Stock subscription receivable	(10,000)	—
Additional paid-in capital	38,957,921	38,952,921
Accumulated deficit	(40,168,610)	(39,097,301)
Total Stockholders’ Deficit	(1,110,424)	(39,115)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$114,301	$—

The accompanying notes are an integral part of these financial statements.

F-15

HNO INTERNATIONAL, INC. STATEMENT OF OPERATIONS

	For the Year ended October 31,
	2022	2021

Revenue	$34,450	$—
Cost of goods sold	(27,692)	—
Gross Profit	6,758	—

Operating expenses
Advertising and Marketing	4,250	—
Contract labor	729,339	—
General and administrative expenses	31,027	19,821
Interest expense	14,651	—
Legal and accounting fees	64,237	22,111
Professional fees	—	91,000
Payroll expenses	149,617	—
Rent	34,400	—
Travel expenses	50,106	—
Vehicle expenses	440	—
Total Operating Expenses	1,078,067	132,932

Loss from Operations	$(1,071,309)	$(132,932)
Net Loss	$(1,071,309)	$(132,932)
PER SHARE AMOUNTS
Basic and diluted net loss per share	(0.01)	(0.00)
Weighted average number of common shares outstanding - basic and diluted	100,230,066	92,692,696

The accompanying notes are an integral part of these financial statements.

F-16

HNO INTERNATIONAL, INC. STATEMENTS OF STOCKHOLDERS' DEFICIT For the Year Ended October 31, 2022 and October 31, 2021

	Series A Preferred Stock		Common Stock		Stock	Stock Subscription	Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Payable	Receivable	Capital	Deficit	Deficit
Balance at October 31, 2020	10,000,000	$10,000	265,299	$265	$4,000	$(4,000)	$38,952,245	$(38,964,369)	$(1,859)
Shares issued for payable	—	—	4,000,000	4,000	(4,000)	4,000	(4,000)	—	—
Shares issued for consulting services to a related party	—	—	100,000,000	100,000	—	—	—	—	100,000
Cancellation of shares			(9,000,000)	(9,000)	—	—	—	—	(9,000)
Contributed capital	—	—	—	—	—	—	4,676	—	4,676
Net loss for the year ended October 31, 2021	—	—	—	—	—	—	—	(132,932)	(132,932)
Balance at October 31, 2021	10,000,000	$10,000	95,265,299	$95,265	$—	$—	$38,952,921	$(39,097,301)	$(39,115)

Shares issued for acquisition	—	—	20,000	20	—	—	(10)	—	10
Shares issued for consulting services	—	—	10,000,000	10,000	—	(10,000)	—	—	—
Shares cancelled for cancellation of acquisition	—	—	(20,000)	(20)	—	—	10	—	(10)
Series A Preferred Stock returned to treasury	(5,000,000)	(5,000)	—	—	—		5,000	—	—
Net loss for the year ended October 31, 2022	—	—	—	—	—	—	—	(1,071,309)	(1,071,309)
Balance at October 31, 2022	5,000,000	$5,000	105,265,299	$105,265	$—	$(10,000)	$38,957,921	$(40,168,610)	$(1,110,424)

The accompanying notes are an integral part of these financial statements.

F-17

HNO INTERNATIONAL, INC. STATEMENT OF CASH FLOWS

	For the Year Ended October 31,
	2022	2021

Cash Flow from Operating Activities
Net loss for the period	$(1,071,309)	$(132,932)

Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for services	—	95,000
Changes in operating assets and liabilities:
Increase (Decrease) in accounts payable	(1,932)	73
(Increase) Decrease in due from related party	(56,392)	—
(Increase) Decrease in security deposit	(6,800)	—
Increase (Decrease) in accrued interest payable	14,725	—
Net Cash Used in Operating Activities	(1,121,708)	(37,859)

Cash Flows from Financing Activities
Proceeds from related party notes payable	1,210,000	—
Repayment of related party note payable	(37,183)	—
Common stock issued for payable	—	(4,000)
Proceeds from related party	—	37,183
Contributed capital	—	4,676
Net Cash Provided by Financing Activities	1,172,817	37,859

Net increase (decrease) in cash	51,109	—
Cash at beginning of period	—	—
Cash at end of period	$51,109	$—

Supplemental Disclosure of Interest and Income Taxes Paid:
Interest paid during the period	$—	$—
Income taxes paid during the period	$—	$—

Supplemental Disclosure for Non-Cash Investing and Financing Activities:
Issuance of common stock for payable	$—	$4,000

The accompanying notes are an integral part of these financial statements.

F-18

HNO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2022

Note 1 – Organization and basis of accounting

Organization

HNO International, Inc. (the “Company”) was incorporated in the State of Nevada on May 2, 2005 under the name American Bonanza Resources Limited. On August 4, 2009, the Company acquired Clenergen Corporation Limited (UK), a United Kingdom corporation (“Limited”), and succeeded to the business of Limited. Limited acquired the assets of Rootchange Limited, a biofuel and biomass research and development company, in April 2009. On March 19, 2009, the Company changes its name to Clenergen Corporation. On July 8, 2020, the Company changed its name to Excoin Ltd. and on August 31, 2021, the Company changed its name to HNO International, Inc. its current name.

The Company focuses on systems engineering design, integration, and product development for the generation of green hydrogen based solutions to help businesses and communities decarbonize in the near term. For over a decade, the Company’s management has developed innovative hydrogen systems that create, store, and distribute green hydrogen at low costs, and foster emissions reductions.

The global green hydrogen market was valued at $0.3 billion in 2020 and is expected to grow to $9.8 billion by 2028, representing a 54.7% CAGR. The Company is uniquely positioned to be a significant player in this growth.

Note 2 – Summary of significant accounting policies

Basis of presentation

The financial statements present the balance sheets and statements of operations, stockholders' equity and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The management makes its best estimate of the outcome for these items based on information available when the financial statements are prepared.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Property and equipment

Property and equipment are carried at cost and, less accumulated depreciation. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposal. The Company examines the possibility of decreases in the value of property and equipment when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

F-19

The Company’s property and equipment mainly consists of computer and laser equipment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 4-12 years.

Adoption of Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 - Going Concern

At October 31, 2022, we had a deficit of $40,168,610, compared to a deficit of $39,097,301 at October 31, 2021. We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We will be required to raise additional funds through public or private financing, additional collaborative relationships or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern for one year from the issuance of these financial statements.

Note 4 – Related party transactions

On October 14, 2019, the Company issued 10,000,000 shares of the Series A preferred stock to Custodian Ventures LLC, the company controlled by David Lazar, the Company’s former Chief Executive Officer for forgiveness of related party debt totaling $10,000.

During the year ended October 31, 2020 and October 31, 2019, Custodian Ventures, LLC paid a total of $10,104 of expenses on behalf of the Company for payment of registration, accounting and legal fees. This loan was unsecured, non-interest bearing, and had no specific terms for repayment. During the year ended October 31, 2020, $10,104 was forgiven by Custodian Ventures LLC and the Company has recorded it as additional paid in capital.

During the year ended October 31, 2020 and six months ended April 30, 2021, Douglas Anderson, the Company’s former Chief Executive Officer, contributed $38,976 and $4,676 in cash to pay for operating expenses, respectively. This has been recorded as additional paid-in capital.

Notes Payable, Related Party

On November 19, 2021, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of December 19, 2022.

On December 1, 2021, the Company issued a note payable in the amount of $500,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of January 1, 2023.

On May 31, 2022, the Company issued a note payable in the amount of $590,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of May 31, 2030.

On September 29, 2022, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of September 29, 2023.

F-20

On October 20, 2022, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of October 20, 2023.

During the years ended October 31, 2022, and October 31, 2021, the Company accounted $15,758 and $0, respectively in accrued interest in connection with these notes in the accompanying financial statements.

As of October 31, 2022, and October 31, 2021, these current and long-term notes payable had an outstanding balance of $1,210,000 and $0, respectively.

Due from Related Party

The Company loaned money to HNO Hydrogen Generators, a related party whose CEO is also the Chairman of the Company's Board of Directors. As of October 31, 2022 and 2021, the Company had a receivable of $56,392 and $0, respectively, from HNO Hydrogen Generators. This receivable is unsecured, non-interest bearing, and due on demand. The Company expects to collect the receivable amount.

Note 5 – Convertible Notes Payable

On December 15, 2021, the Company issued a convertible note payable in the amount of $20,000. This note bears an interest rate of 1% per annum and is due on demand.

The note is convertible into shares of the Company's common stock at a discount price of twenty percent (20%) per share of the current market value or trading value, using a Basic Conversion Factor (BCF) specified in the note. The Noteholder has the option to convert the entire principal balance outstanding into common stock within one year from the date of execution of this note.

On August 8, 2022, this note was repaid in full by the Company with $20,000 in cash. As of October 31, 2022, the Company had no convertible notes payable outstanding.

Note 6 – Common stock

The Company is authorized to issue 985,000,000 shares of common stock, par value $001.

Stock Issued

On December 9, 2020, the Company issued 95,000,000 shares of common stock to Douglas Anderson for consulting services totaling $95,000. Subsequently, in a private transaction the 95,000,000 shares of Common Stock were transferred to were transferred to HNO Green Fuels Inc., a Nevada corporation, of which Donald Owens is Chief Executive Officer/control person.

On December 9, 2020, the Company issued 5,000,000 shares of common stock to Eden Capital LLC for consulting services totaling $5,000. On September 22, 2021, these shares were returned to the company and cancelled due to new management and these consulting services no longer required.

On September 20, 2020, the Company entered into a consulting agreement with DWC, LLC. Pursuant to the terms of the consulting agreement DWC, LLC is to receive 4,000,000 restricted shares of the Company’s common stock in exchange for corporate consulting services to be performed. In addition, DWC, LLC has agreed to pay par value of the shares. As of the year ended October 31, 2020, these shares had not yet been issued and were recorded as a stock payable and payment of par value of the shares was recorded as a stock subscription receivable. On December 9, 2020, these shares were issued. On October 14, 2021, these shares were returned to the Company and cancelled due to new management and these consulting services no longer required.

On November 13, 2021, Company entered into a Share Exchange Agreement by and between Company and Donald Owens (the “Share Exchange Agreement”), who was the sole shareholder of HNO Hydrogen Generators, Inc., owning 10,000 shares of common stock, par value $0.001 per share, of HNO Hydrogen Generators, Inc. (the “HNO Delaware Shares”); pursuant to which the Company agreed to acquire the HNO Delaware Shares from Mr. Owens in exchange for the issuance by the Company to Mr. Owens of 20,000 shares of common stock, par value $0.001 per share, of the Company. The Share Exchange Agreement and the transactions set forth therein were approved by the Company’s Board on November 13, 2021 and transactions closed on the same day, at which time HNO Hydrogen Generators, Inc., became a wholly owned subsidiary of the Company.

F-21

On August 22, 2022, the Company entered into a Termination of Share Exchange Agreement by and between the Company and Donald Owens, pursuant to which both parties agreed to cancel the Share Exchange Agreement dated November 13, 2021. Mr. Owens’ 20,000 shares of common stock were returned to the Company for cancellation and the 10,000 HNO Delaware Shares were returned to Mr. Owens. HNO Hydrogen Generators, Inc. is no longer a wholly owned subsidiary of the Company.

Stock Receivable

On March 31, 2022, the Company issued 10,000,000 shares of common stock Vivaris Capital, LLC in exchange for $10,000 cash consideration. However, Vivaris Capital, LLC have not paid for the shares, and the Company has been unsuccessful in its attempts to collect the funds or have the shares returned.

As of October 31, 2022 and October 31, 2021, the Company had 105,265,299 and 95,265,299 shares of common stock issued and outstanding, respectively.

Note 7 – Preferred Stock

The Company is authorized to issue 15,000,000 shares of preferred stock, par value $001.

Series A Preferred Stock

The Company has designated 10,000,000 shares of Series A preferred stock, par value $0.001. On October 14, 2019, the Company issued 10,000,000 shares of the Series A preferred stock to Custodian Ventures LLC, the company controlled by David Lazar, the Company’s former Chief Executive Officer for forgiveness of related party debt totaling $10,000. Subsequently, in private transactions the 10,000,000 shares of Series A Preferred were transferred. On August 16, 2022, Wilhelm Cashen, the Company’s former Chief Executive Officer, returned his 5,000,000 Series A preferred stock to the Company’s treasury. As of October 31, 2022, 5,000,000 shares are titled to Donald Owens.

As of October 31, 2022 and October 31, 2021, the Company had 5,000,000 and 10,000,000 shares of preferred stock issued and outstanding, respectively.

Note 8 – Income Taxes

For the year ended October 31, 2022, the Company has incurred net losses and therefore, it has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $40,168,610 at October 31, 2022 and will expire beginning in the year 2037.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before provision for income taxes as follows:

	For the year ended October 31, 2022	For the year ended October 31, 2021

Income tax expense (benefit) at statutory rate	(224,975)	(27,916)
Change in valuation allowance	224,975	27,916
Income tax expense	—	—

Net deferred tax assets consist of the following components as of October 31, 2022 and 2021:

	October 31, 2022	October 31, 2021
Gross deferred tax asset	8,435,408	8,177,883
Valuation allowance	(8,435,408)	(8,177,883)
Net deferred tax asset	—	—

F-22

Due to the change in ownership, provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $40,168,610 for federal income tax reporting purposes could be subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

The Company has no uncertain tax positions that require the Company to record a liability.

The Company had no accrued penalties and interest related to taxes as of October 31, 2022.

Note 9 – Subsequent Events

Subsequent to October 31, 2022, the Company entered into Stock Subscription Agreements with Donald Owens, the Company’s Chairman of the Board of Directors, (“purchaser”) whereby the Company privately sold a total of 275,000,000 shares of its common stock, $0.001 par value per share, (“common stock”) for a cash purchase price of $275,000. The purchaser is an “accredited investors (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended). The $275,000 in proceeds from the sale of common stock will be used for operating capital. The shares are ‘restricted securities’ under Rule 144 of the Securities Act.

Subsequent to October 31, 2022, the Company entered into a Stock Subscription Agreement with William Parker, a member of the Company’s Board of Directors, (“purchaser”) whereby the Company privately sold a total of 5,000,000 shares of its common stock, $0.001 par value per share, (“common stock”) for a cash purchase price of $5,000. The purchaser is an “accredited investors (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended). The $5,000 in proceeds from the sale of common stock will be used for operating capital. The shares are ‘restricted securities’ under Rule 144 of the Securities Act.

Subsequent to October 31, 2022, the Company entered into a Stock Subscription Agreement with Hossein Haririnia, the Company’s Treasurer and member of the Board of Directors, (“purchaser”) whereby the Company privately sold a total of 2,000,000 shares of its common stock, $0.001 par value per share, (“common stock”) for a cash purchase price of $2,000. The purchaser is an “accredited investors (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended). The $2,000 in proceeds from the sale of common stock will be used for operating capital. The shares are ‘restricted securities’ under Rule 144 of the Securities Act.

The Company agreed to issue 20,000,000 shares of its common stock for settlement of the $20,000 note payable dated November 19, 2021 to HNO Green Fuels. The note matured on December 19, 2022 and was settled in full on December 26, 2022 with the issuance of these shares. The shares are ‘restricted securities’ under Rule 144 and the issuance of the shares was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended.

On January 2, 2023, the Company’s Board of Directors approved the issuance of 2,025,000 shares of our common stock in exchange for services rendered to the Company. The shares are ‘restricted securities’ under Rule 144 and the issuance of the shares was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended.

On January 4, 2023, the Board of Directors and a majority of the Company’s stockholders approved the proposal to increase the number of shares of capital stock that the Company is authorized to issue to 1,000,000,000. On January 6, 2023, the Company filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of Nevada to increase the total authorized capital from 510,000,000 shares to 1,000,000,000 shares consisting of 985,000,000 shares of common stock, par value $0.001, and 15,000,000 shares of preferred stock, par value $0.001.

On January 24, 2023, the Company took a step in creating an intellectual property portfolio by entering into a Patent Purchase Agreement with Donald Owens, the Company's Chairman of the Board of Directors.

Under the terms of the Patent Agreement, Mr. Owens agreed to sell to the Company the patents listed in the table below, in exchange for the issuance of 5,000,000 shares of the Company's Series A Preferred Stock. These patents are related to hydrogen supplemental systems for on-demand hydrogen generation for internal combustion engines and a method and apparatus for increasing combustion efficiency and reducing particulate matter emissions in jet engines.

F-23

Please find the details of the patents acquired in the table below:

COUNTRY	APPLN NO	Patent Number	TITLE	STATUS
US	13/844,267	8,757,107	HYDROGEN SUPPLEMENTAL SYSTEM FOR ON-DEMAND HYDROGEN GENERATION FOR INTERNAL COMBUSTION ENGINES	Issued
US	13/922,351	9,453,457	HYDROGEN SUPPLEMENTAL SYSTEM FOR ON-DEMAND HYDROGEN GENERATION FOR INTERNAL COMBUSTION ENGINES	Issued
US	14/016,388	9,476,357	METHOD AND APPARATUS FOR INCREASING COMBUSTION EFFICIENCY AND REDUCING PARTICULATE MATTER EMISSIONS IN JET ENGINES	Issued
US	14/326,801	9,267,468	HYDROGEN SUPPLEMENTAL SYSTEM FOR ON-DEMAND HYDROGEN GENERATION FOR INTERNAL COMBUSTION ENGINES	Issued
US	17/047,041	10,920,717	HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY AND REDUCING EMISSIONS OF INTERNAL COMBUSTION AND/OR DIESEL ENGINES	Issued
AUSTRALIA	2019405749	2019405749	HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY AND REDUCING EMISSIONS OF INTERNAL COMBUSTION AND/OR DIESEL ENGINES	Issued
CHINA	201980092511.1		HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY	Pending
EUROPE	19900413.6.		HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY	Pending
JAPAN	2021-535288		HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY	Pending

F-24

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13 - Other Expenses of Issuance and Distribution

We estimate that expenses in connection with the distribution described in this Registration Statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the Selling Security Holder) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee, are estimates.

Amount to Be Paid
SEC registration fee	$181.75
State filing fees	500.00
Edgarizing costs	500.00
Accounting fees and expenses	1,000.00
Legal fees and expenses	20,000.00
Total	$22,181.75

Item 14 - Indemnification of Directors and Officers

Section 145 of the Nevada General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Articles of Incorporation contain a provision that no director or officer will be personally liable to us or our stockholders for damages regarding breaches of fiduciary duty. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15 - Recent Sales of Unregistered Securities

The following table includes all unregistered sales of securities made by us during the last three years:

43

Date	Name	Consideration	Securities	Exemption from Registration
2/23/22	Vivaris Capital	Services	10,000,000	Section 4(a)(2)
12/22/22	Donald Owens	Cash	20,000,000	Rule 506 (b) of Regulation D
12/26/22	HNO Green Fuels	Debt Extinguishment	20,000,000	Section 4(a)(2)
12/30/22	Donald Owens	Cash	80,000,000	Rule 506 (b) of Regulation D
1/11/23	Hossein Haririnia	Cash	2,000,000	Rule 506 (b) of Regulation D
1/13/23	Donald Owens	Cash	75,000,000	Rule 506 (b) of Regulation D
1/17/23	William Parker	Cash	5,000,000	Rule 506 (b) of Regulation D
1/2/23	Jasmine Louis	Services	500,000	Section 4(a)(2)
1/2/23	Greg Heller	Services	250,000	Section 4(a)(2)
1/2/23	Paul Mueller	Services	250,000	Section 4(a)(2)
1/2/23	Hossein Haririnia	Services	250,000	Section 4(a)(2)
1/2/23	William Parker	Services	100,000	Section 4(a)(2)
1/2/23	Kristina Mabry	Services	75,000	Section 4(a)(2)
1/2/23	Brian Hill	Services	250,000	Section 4(a)(2)
1/2/23	Malachi Smith	Services	75,000	Section 4(a)(2)
1/2/23	Saad Hasan	Services	75,000	Section 4(a)(2)
1/2/23	Alison Bedwell	Services	75,000	Section 4(a)(2)
1/2/23	Misty Pommier	Services	75,000	Section 4(a)(2)
1/2/23	Fernando Godinez	Services	25,000	Section 4(a)(2)
1/2/23	Gio Alpuente	Services	25,000	Section 4(a)(2)
1/31/23	Donald Owens	Cash	100,000,000	Rule 506 (b) of Regulation D
6/9/23	Hossein Haririnia	Cash	8,000,000	Rule 506 (b) of Regulation D
5/20/23	Raquel A Williams	Cash	1,000	Regulation A
5/22/23	Thornal Adams	Cash	1,000	Regulation A
5/17/23	Carl M Agard	Cash	1,000	Regulation A
5/18/23	Angeline M Alexander	Cash	5,000	Regulation A
5/20/23	Wesley Clifford Allen	Cash	2,000	Regulation A
5/16/23	Berthe S. Alleyne	Cash	2,000	Regulation A
5/18/23	Aaron Anthony Alli	Cash	1,000	Regulation A
5/16/23	Phyllis Ann Alston	Cash	250	Regulation A
5/22/23	Juliette Alston	Cash	1,000	Regulation A
5/29/23	Vernell Alston	Cash	1,000	Regulation A
5/28/23	Jasmine Alvarez	Cash	1,000	Regulation A
5/16/23	Christopher Anderson	Cash	500	Regulation A
5/22/23	Treddis D. Anderson	Cash	1,000	Regulation A
5/23/23	Treddis D. Anderson, Jr.	Cash	1,000	Regulation A
5/16/23	Jerome Armstead Armstead	Cash	2,000	Regulation A
5/22/23	Ashley Chantal Armstead	Cash	1,000	Regulation A
5/18/23	Jerome Armstead	Cash	3,000	Regulation A
5/20/23	Kitambra Mcshay Baker	Cash	1,000	Regulation A
5/26/23	Deniece Carolyn Baker	Cash	1,000	Regulation A
5/23/23	Darius Barnes	Cash	1,000	Regulation A
5/23/23	Heather Ingrid Beckno	Cash	1,000	Regulation A
5/22/23	Taylor Alonzo Belden	Cash	1,000	Regulation A
5/18/23	Lenore P. Bell	Cash	1,500	Regulation A
5/24/23	Broderick Dennis Bellow	Cash	1,000	Regulation A
5/18/23	Joel Benjamin	Cash	2,000	Regulation A
5/16/23	Joel Benjamin	Cash	300	Regulation A
44

5/17/23	Kevin Bens	Cash	1,000	Regulation A
5/16/23	Jennifer J. Berry	Cash	500	Regulation A
5/25/23	Michael J. Bishop	Cash	5,600	Regulation A
5/16/23	Danny Ray Bouie	Cash	250	Regulation A
5/23/23	Danny Ray Bouie	Cash	1,000	Regulation A
5/22/23	Philip Bowman	Cash	10,000	Regulation A
5/17/23	Lashaunda S. Bradley	Cash	250	Regulation A
5/31/23	Willie Bradshaw	Cash	10,000	Regulation A
5/17/23	Monica Marie Brewer	Cash	1,000	Regulation A
5/16/23	Willie Cal Brown	Cash	250	Regulation A
5/24/23	Keith Burleigh	Cash	1,000	Regulation A
5/20/23	Brian Paul Burrage	Cash	1,000	Regulation A
5/16/23	Brian Byrd	Cash	250	Regulation A
5/22/23	Greg Byrd Entertainment LLC c/o Gregory S Byrd	Cash	1,000	Regulation A
5/23/23	Sharon Hardy Caddle	Cash	2,000	Regulation A
5/26/23	Sharon Hardy Caddle	Cash	1,800	Regulation A
5/31/23	Sharon Hardy Caddle	Cash	1,200	Regulation A
5/18/23	Julio Cesar Campos	Cash	5,000	Regulation A
5/16/23	Alfred Eugene Carroll	Cash	250	Regulation A
5/18/23	Annette Chase	Cash	1,000	Regulation A
5/25/23	Eldridge Louis Chism, Jr.	Cash	1,000	Regulation A
5/24/23	Carlise T. Choate	Cash	1,000	Regulation A
5/18/23	Chukwudi Nwokedi Chukwuelue	Cash	1,000	Regulation A
5/17/23	Judith Christine Clarke	Cash	1,000	Regulation A
5/20/23	Zinger Clausell Holley	Cash	1,000	Regulation A
5/29/23	Chalina Y. Clemons	Cash	10,000	Regulation A
5/23/23	Tina Maria Clonts	Cash	2,000	Regulation A
5/31/23	Anita J. Clonts	Cash	2,000	Regulation A
5/23/23	Anita Clonts	Cash	1,200	Regulation A
5/31/23	Lorna N. Cole	Cash	10,000	Regulation A
5/16/23	Simone Turia Coleman	Cash	5,000	Regulation A
5/16/23	Simone Turia Coleman	Cash	5,000	Regulation A
5/16/23	Joe Richard Condrey	Cash	5,000	Regulation A
5/16/23	Arthur Lee Conway	Cash	500	Regulation A
5/20/23	Keith Ryan Cortesini	Cash	1,000	Regulation A
5/16/23	Samuel Austin Cutler	Cash	25,000	Regulation A
5/17/23	Samuel Austin Cutler	Cash	74,999	Regulation A
5/22/23	Samuel Austin Cutler	Cash	10,001	Regulation A
5/16/23	Tammy M. Davis	Cash	5,000	Regulation A
5/16/23	Nicola Natoya Davis	Cash	250	Regulation A
5/23/23	Nicola Natoya Davis	Cash	1,000	Regulation A
5/24/23	Marcus Hampton Davis	Cash	2,000	Regulation A
5/24/23	Lesa Deed-ross	Cash	1,500	Regulation A
5/20/23	Shamar Delsol	Cash	1,000	Regulation A
5/17/23	Dawn Monique Devega	Cash	1,000	Regulation A
6/1/23	Rhonda E. Dunlap	Cash	1,000	Regulation A
5/17/23	Charmaine Easley	Cash	1,000	Regulation A
5/16/23	Edward Ederaine	Cash	450	Regulation A
5/22/23	Edward Ederaine	Cash	1,000	Regulation A
5/30/23	Edward Ederaine	Cash	1,000	Regulation A
5/24/23	Adam David Eidson	Cash	10,000	Regulation A
5/17/23	Armando Ernesto Ellis	Cash	20,000	Regulation A
5/19/23	Aj Ellis	Cash	1,500	Regulation A
5/18/23	Daniel Louis Erber	Cash	1,000	Regulation A
5/16/23	Joni V. Evans	Cash	5,000	Regulation A
5/18/23	John Earl Fann	Cash	1,000	Regulation A
45

5/24/23	Quenton Farr	Cash	2,000	Regulation A
5/18/23	Anaise Margarlis Ferguson	Cash	4,000	Regulation A
5/17/23	Brian Fifer	Cash	1,000	Regulation A
5/24/23	Jerry Robin Finin	Cash	1,100	Regulation A
5/26/23	Nancy Flemming	Cash	1,000	Regulation A
5/23/23	Jane Vinoya Flores	Cash	1,000	Regulation A
5/22/23	Kachan A. Forbes	Cash	1,000	Regulation A
5/20/23	Dwight Mcneal Ford	Cash	1,000	Regulation A
5/23/23	Dwight Mcneal Ford	Cash	2,000	Regulation A
5/18/23	Faytesha Maureen Gay	Cash	10,000	Regulation A
5/17/23	Charles Allen Gibson	Cash	10,000	Regulation A
5/16/23	Tyrell J. Gibson	Cash	250	Regulation A
5/21/23	Deric Adolphus Gilliard	Cash	1,000	Regulation A
5/17/23	Thad Gittens	Cash	1,000	Regulation A
5/21/23	Thad Michael Gittens	Cash	1,500	Regulation A
5/21/23	Thad Michael Gittens	Cash	1,000	Regulation A
5/21/23	Thad Michael Gittens	Cash	1,500	Regulation A
5/22/23	Thad Michael Gittens	Cash	1,000	Regulation A
5/16/23	Kenneth M. Givens Jr	Cash	300	Regulation A
5/22/23	Ramanathan Gnanadesikan	Cash	10,000	Regulation A
5/16/23	Parrish Leshown Godchild	Cash	500	Regulation A
5/17/23	Raymos A. Gonzales	Cash	1,000	Regulation A
5/29/23	Diamond Mercedes Goodson	Cash	1,000	Regulation A
5/19/23	Marcus Gravely	Cash	1,000	Regulation A
5/16/23	Michael Allen Gravely Jr	Cash	250	Regulation A
5/23/23	Kevin Eric Green	Cash	1,999	Regulation A
5/16/23	Tawana Nichole Greene	Cash	250	Regulation A
5/20/23	Sunita Usha Lianti Greenfield	Cash	1,000	Regulation A
5/16/23	Jalon Spencer Griffin	Cash	250	Regulation A
5/30/23	Spencer Griffin III	Cash	1,500	Regulation A
5/17/23	Dwight Hall	Cash	2,000	Regulation A
5/23/23	Absalom Jovelle Hall	Cash	5,000	Regulation A
5/24/23	Takiyaj Hall	Cash	1,000	Regulation A
5/25/23	Bettina A. Hall	Cash	4,000	Regulation A
5/16/23	Willie Louis Hardy	Cash	250	Regulation A
5/17/23	Ellenar Harper	Cash	1,000	Regulation A
5/22/23	Steven Harper	Cash	1,000	Regulation A
5/25/23	Steven Harper	Cash	2,000	Regulation A
5/16/23	La Tonya Harris	Cash	1,000	Regulation A
5/22/23	Christopher Harris	Cash	1,000	Regulation A
6/1/23	Melinda W. Harris	Cash	1,000	Regulation A
5/16/23	Menarda Meshea Hayes	Cash	250	Regulation A
5/16/23	Bryant Keith Hayes	Cash	250	Regulation A
5/16/23	Daryl Rydell Hayes	Cash	1,000	Regulation A
5/16/23	Menarda Meshea Hayes	Cash	250	Regulation A
5/20/23	William Mckinzie Haymon	Cash	1,000	Regulation A
5/16/23	Johnell Haynes	Cash	250	Regulation A
5/19/23	Kenneth Lee Heflin	Cash	1,010	Regulation A
5/17/23	Terry Vaughn Hemphill	Cash	1,000	Regulation A
5/17/23	Marshonda L. Henderson	Cash	1,250	Regulation A
46

5/20/23	Marlow B. Hicks	Cash	2,000	Regulation A
5/21/23	Ryan Douglas High	Cash	3,000	Regulation A
5/20/23	Yvonne Angela Hobson	Cash	1,000	Regulation A
5/20/23	Danny Holley	Cash	1,000	Regulation A
5/18/23	Darnell Howard	Cash	1,000	Regulation A
5/16/23	Natarsha Humphries	Cash	1,000	Regulation A
5/16/23	Vincent Idemyor	Cash	250	Regulation A
5/30/23	Vincent Idemyor	Cash	1,000	Regulation A
5/17/23	Demetrius James Ingram	Cash	5,000	Regulation A
5/16/23	Jamin Israel	Cash	250	Regulation A
5/17/23	Ubong E. Ituen	Cash	2,000	Regulation A
5/16/23	Eno Leonard Ituen	Cash	1,000	Regulation A
5/17/23	Samuel Lee Jackson	Cash	1,500	Regulation A
5/22/23	Akwasi Jackson	Cash	2,000	Regulation A
5/23/23	Marta Jill Jaenke	Cash	2,000	Regulation A
5/23/23	Melford James	Cash	1,000	Regulation A
5/20/23	Clarence Jefferson	Cash	1,000	Regulation A
5/17/23	Michelle D. Jenkins	Cash	10,000	Regulation A
5/16/23	Marvin Lee Johnson	Cash	300	Regulation A
5/18/23	Ausey Johnson	Cash	1,000	Regulation A
5/16/23	Roscoe Johnson	Cash	1,000	Regulation A
5/23/23	Roscoe Johnson	Cash	15,000	Regulation A
5/26/23	Roscoe Johnson	Cash	5,000	Regulation A
5/30/23	Jacquita Sheneal Johnson House	Cash	1,000	Regulation A
5/16/23	Sheilah Jones	Cash	600	Regulation A
5/18/23	Gerhard Klusmann	Cash	1,000	Regulation A
5/23/23	Paul Mark Kobylarz	Cash	10,000	Regulation A
5/22/23	Paula Lacount	Cash	1,000	Regulation A
5/18/23	Lamarr K. Lark	Cash	5,000	Regulation A
5/16/23	Antwon Eugene Lark	Cash	5,000	Regulation A
5/22/23	Brenda Elaine Lark	Cash	1,000	Regulation A
5/25/23	Karen Evon Latson	Cash	6,200	Regulation A
6/1/23	Constance Jean Leon	Cash	10,000	Regulation A
5/16/23	Dameon Levi	Cash	2,500	Regulation A
5/16/23	Eric T. Lewis	Cash	250	Regulation A
5/20/23	Gail Frances Lewis	Cash	2,000	Regulation A
5/30/23	Verneil Lewis	Cash	1,500	Regulation A
5/16/23	Eric Keith Lewis	Cash	1,000	Regulation A
5/18/23	Jean Ann Lewis	Cash	1,000	Regulation A
5/31/23	James Alexander Lewis	Cash	1,000	Regulation A
5/23/23	Yi Li	Cash	1,000	Regulation A
5/17/23	Shannon D. Long	Cash	1,000	Regulation A
5/17/23	Samuel Gabriel Long	Cash	1,000	Regulation A
5/24/23	Omasan Macarthy	Cash	2,000	Regulation A
5/20/23	Ricardo Maderas	Cash	1,000	Regulation A
5/18/23	Nicole P. Marsh	Cash	1,000	Regulation A
5/26/23	Ashlee Ladonis Martin	Cash	1,000	Regulation A
5/23/23	Edgar R. Martinez	Cash	5,000	Regulation A
5/20/23	Michael Bernard Mason	Cash	2,000	Regulation A
5/17/23	Tynnetta Mcbeth	Cash	2,000	Regulation A
5/16/23	Ariel Benkadmiel Mccullough	Cash	250	Regulation A
5/16/23	Harrison Mcdaniel	Cash	500	Regulation A
5/20/23	Anthony J. Mineo	Cash	1,000	Regulation A
5/16/23	Orlene Rebecca Mitchell	Cash	1,000	Regulation A
5/17/23	Kathleen Mitchell	Cash	1,000	Regulation A
47

5/23/23	Orlene Rebecca Mitchell	Cash	1,500	Regulation A
5/20/23	Jarodrick Mixon	Cash	1,000	Regulation A
5/24/23	Julien Mondesir	Cash	1,000	Regulation A
5/25/23	Randy Andrell Moore	Cash	1,500	Regulation A
5/22/23	David Christopher Morehead	Cash	2,000	Regulation A
5/20/23	Kerry Morgan	Cash	1,000	Regulation A
5/27/23	Stephanie Morris	Cash	2,000	Regulation A
5/16/23	Daniella Muhyee	Cash	1,000	Regulation A
5/21/23	Daniella Muhyee	Cash	2,000	Regulation A
5/17/23	Rashad Abdul Muhyee	Cash	1,000	Regulation A
5/26/23	Chloe Neff	Cash	1,000	Regulation A
5/21/23	Shereka Norfleet	Cash	1,000	Regulation A
5/25/23	Yong Mi Norfleet	Cash	3,000	Regulation A
5/17/23	Brian Norwood	Cash	1,000	Regulation A
5/26/23	Brian Norwood	Cash	1,500	Regulation A
5/28/23	Delories Ann Nunnery	Cash	1,000	Regulation A
5/30/23	Nicole Denise O'keefe	Cash	2,500	Regulation A
5/18/23	Luke James O'toole	Cash	1,500	Regulation A
5/18/23	Security Solutions Int'l LLC c/o Luke James O'toole	Cash	1,000	Regulation A
5/28/23	Charlotte Monique Oakman	Cash	1,000	Regulation A
5/20/23	Bridgitt Evelyn Ocloo-bonsu	Cash	1,000	Regulation A
5/28/23	Jermaine Kwabena Ofosu-anim	Cash	10,000	Regulation A
5/16/23	Daniel Parker	Cash	250	Regulation A
5/26/23	Michael Patterson	Cash	1,000	Regulation A
5/27/23	Gail Paty	Cash	1,600	Regulation A
5/24/23	Edwin Etiene Perez Hernandez	Cash	5,000	Regulation A
5/16/23	Latoya Patrice Perry	Cash	1,000	Regulation A
5/19/23	Angela Perryman	Cash	1,000	Regulation A
5/16/23	John B. Pierpont	Cash	2,000	Regulation A
5/16/23	Joseann Laurraine Plunkett	Cash	1,000	Regulation A
5/24/23	Joseann Laurraine Plunkett	Cash	1,500	Regulation A
5/16/23	Austin J. Pope	Cash	250	Regulation A
5/23/23	Alton Pounall	Cash	1,000	Regulation A
5/20/23	Annie Priester	Cash	1,000	Regulation A
5/16/23	Tywan D. Purnell	Cash	1,000	Regulation A
5/16/23	Tarsha Monique Purnell	Cash	500	Regulation A
5/23/23	Tywan Donta Purnell	Cash	30,000	Regulation A
5/31/23	Tywan Donta Purnell	Cash	19,000	Regulation A
5/19/23	Humphrey O. Quao	Cash	1,000	Regulation A
5/26/23	Riley Quintanilla	Cash	1,000	Regulation A
5/18/23	James Alexander Randle	Cash	1,000	Regulation A
5/19/23	Diana M. Randolph	Cash	1,000	Regulation A
5/28/23	Carlo Rhodes	Cash	1,000	Regulation A
5/30/23	Anita M. Rhodes	Cash	2,500	Regulation A
5/24/23	Nancy Ann Rieger	Cash	1,500	Regulation A
5/27/23	Patricia Ann Robinson	Cash	1,000	Regulation A
5/31/23	Erma Robinson	Cash	2,000	Regulation A
5/27/23	Armeta Jacks Ross	Cash	1,000	Regulation A
48

5/16/23	Kevin Crisando Ruskin	Cash	1,000	Regulation A
5/25/23	Dharunkumar Sadasivam	Cash	2,000	Regulation A
5/25/23	Dharunkumar Sadasivam	Cash	2,000	Regulation A
5/26/23	Dharunkumar Sadasivam	Cash	1,000	Regulation A
5/16/23	Khafrakhafre Raha Sakhara	Cash	500	Regulation A
5/20/23	Janice VernidaSanderlin	Cash	1,000	Regulation A
5/24/23	Demetrius Verone Scott	Cash	2,500	Regulation A
5/24/23	Demetrius Verone Scott	Cash	2,500	Regulation A
5/16/23	Olakunde Sentwali	Cash	500	Regulation A
5/19/23	Marvin Antoine Sewell	Cash	1,000	Regulation A
5/18/23	Debra A .Shannon	Cash	1,000	Regulation A
5/18/23	Oscar Shepherd	Cash	7,000	Regulation A
5/16/23	Keith Nathaniel Singletary	Cash	500	Regulation A
5/16/23	Keith Nathaniel Singletary	Cash	300	Regulation A
5/16/23	Donte Small	Cash	1,000	Regulation A
5/23/23	Johnny Smith	Cash	15,000	Regulation A
5/16/23	Monica J. Smith	Cash	250	Regulation A
5/17/23	Maurice Anthony Smith	Cash	2,000	Regulation A
5/19/23	Johnny Smith	Cash	1,000	Regulation A
5/20/23	Felicia Annette Elizabeth Smith	Cash	1,000	Regulation A
5/25/23	Johnny Smith	Cash	1,100	Regulation A
5/25/23	Glenn Wendall Soriano	Cash	1,000	Regulation A
5/22/23	Theodore O. Spaulding	Cash	3,000	Regulation A
5/20/23	Ellie Stewart, Trustee	Cash	2,500	Regulation A
5/27/23	Michelle N. Taylor	Cash	1,000	Regulation A
5/17/23	Travis N. Tennant	Cash	10,000	Regulation A
5/22/23	James R. Thomas	Cash	2,000	Regulation A
5/22/23	Leland Wayne Thomas	Cash	1,000	Regulation A
5/30/23	Angel Martin Torres	Cash	1,010	Regulation A
5/25/23	Ivory Traynham	Cash	3,000	Regulation A
5/17/23	Kelly R. Tucker	Cash	1,000	Regulation A
5/18/23	Donald J. Turner	Cash	1,000	Regulation A
5/16/23	Dexter Devone Turner	Cash	1,000	Regulation A
5/21/23	John Ruben Vann	Cash	1,000	Regulation A
5/22/23	John Ruben Vann	Cash	1,000	Regulation A
5/21/23	Ray Vaughn	Cash	5,000	Regulation A
5/26/23	Sivaprakasam Venkatachalam	Cash	10,000	Regulation A
5/24/23	Milton Vickers	Cash	1,000	Regulation A
5/17/23	Kareem Virgo	Cash	1,000	Regulation A
5/16/23	Peter M. Wachira	Cash	250	Regulation A
5/16/23	Marva Angela Wade	Cash	1,500	Regulation A
5/18/23	William Franklyn Wainwright	Cash	1,000	Regulation A
5/26/23	Braylon Wade Walker	Cash	3,000	Regulation A
5/18/23	Levoda Jean Walker	Cash	12,000	Regulation A
5/31/23	Emmett Lee Walker	Cash	1,000	Regulation A
5/26/23	Bracy Wardell Walker Jr.	Cash	3,000	Regulation A
5/16/23	Verneilia A. Wanza	Cash	250	Regulation A
5/22/23	Lloyd G. Warren	Cash	20,000	Regulation A
49

5/30/23	Dereke Earle Watkins	Cash	1,000	Regulation A
5/18/23	Joshua Jamal Watson	Cash	1,000	Regulation A
5/18/23	Michael Anthony Watson	Cash	1,000	Regulation A
6/1/23	Michael Anthony Watson	Cash	1,000	Regulation A
5/19/23	Donald Henry Wedlock	Cash	1,000	Regulation A
5/24/23	Carey O'neal Welch	Cash	1,000	Regulation A
5/17/23	Vernon Windell Whitaker	Cash	2,000	Regulation A
5/31/23	Vernon Windell Whitaker	Cash	1,000	Regulation A
5/16/23	Zamounte Ranauld Whitted	Cash	3,000	Regulation A
5/16/23	Derrick Roosevelt Wiggins Jr	Cash	1,000	Regulation A
5/22/23	Charles Scott Williams	Cash	1,000	Regulation A
5/19/23	Linda Williams	Cash	1,000	Regulation A
5/26/23	Sharen Willis	Cash	1,250	Regulation A
5/18/23	Najuma Willis	Cash	2,000	Regulation A
5/29/23	Erika Willis	Cash	1,000	Regulation A
5/16/23	Wilson Willmott	Cash	250	Regulation A
5/23/23	Darryl Christopher Wood	Cash	1,000	Regulation A
5/25/23	John Mark Woodard	Cash	1,000	Regulation A
5/31/23	Jordan Michael Woods	Cash	10,000	Regulation A
6/1/23	Jordan Michael Woods	Cash	2,000	Regulation A
5/17/23	Cheryl S. Wright	Cash	500	Regulation A
5/25/23	Fredricka Yancy	Cash	1,000	Regulation A
5/16/23	Nicholas Jason Yeagley	Cash	4,500	Regulation A
5/24/23	Bevan Elton Yhun	Cash	2,000	Regulation A
5/16/23	Thelma Loretta Young	Cash	10,000	Regulation A
5/16/23	Clovis Maria Young	Cash	250	Regulation A
5/16/23	Reginald C. Young	Cash	250	Regulation A
6/3/23	Zawadi Abdi	Cash	1,000	Regulation A
6/5/23	Zane Deshaun Adams	Cash	1,000	Regulation A
6/11/23	Zane Adams	Cash	1,000	Regulation A
5/26/23	Lalit K. Aggarwal	Cash	1,000	Regulation A
6/1/23	James Alston	Cash	1,000	Regulation A
6/5/23	Juliette Suggs Alston	Cash	1,000	Regulation A
6/5/23	Billy Arp Jr.	Cash	1,000	Regulation A
5/22/23	Phyllis Atkinson	Cash	1,000	Regulation A
6/4/23	Tony Ayoso	Cash	1,000	Regulation A
6/12/23	Shelley Baity	Cash	1,000	Regulation A
6/12/23	Shelley Baity	Cash	1,000	Regulation A
6/12/23	Mary Carla Baity	Cash	1,000	Regulation A
6/5/23	Nathaniel Alexander Barnes	Cash	1,000	Regulation A
6/6/23	Cheryl Anne Bassard	Cash	1,000	Regulation A
6/5/23	Tobias Beals	Cash	4,000	Regulation A
6/5/23	Tracey Bell	Cash	1,500	Regulation A
6/14/23	Kevin Bens	Cash	1,000	Regulation A
6/9/23	Kevin Bens	Cash	1,000	Regulation A
6/10/23	Kevin Bens	Cash	1,000	Regulation A
5/17/23	Antoinette Almeda Benton	Cash	1,000	Regulation A
6/16/23	Ashley Celeste Bradshaw	Cash	10,000	Regulation A
5/29/23	Debora Brown	Cash	1,000	Regulation A
6/3/23	Debora Brown	Cash	1,000	Regulation A
50

6/6/23	Kathy Burton-bell	Cash	5,000	Regulation A
6/13/23	Kathy Burton-bell	Cash	2,000	Regulation A
6/6/23	Annie Bush	Cash	1,000	Regulation A
6/6/23	Melanie Regina Cager	Cash	5,000	Regulation A
6/9/23	Lakia Cager	Cash	1,100	Regulation A
6/6/23	Alfred Eugene Carroll	Cash	5,000	Regulation A
6/6/23	Jerrell Carter	Cash	1,000	Regulation A
6/9/23	Wilketa T. Cherry	Cash	1,000	Regulation A
6/2/23	Nina Diann Christian	Cash	2,000	Regulation A
6/6/23	Camelle N. Christie	Cash	1,000	Regulation A
5/20/23	Audrey G. Clarke	Cash	1,000	Regulation A
6/4/23	Jaysen Anthony Coffil	Cash	3,000	Regulation A
6/12/23	Vincent Leonard Conklin	Cash	1,000	Regulation A
6/11/23	Mary B. Conover	Cash	1,000	Regulation A
6/5/23	Arthur Lee Conway	Cash	1,000	Regulation A
5/16/23	Marlon G. Cook	Cash	300	Regulation A
6/5/23	Melvon Abdul Cost	Cash	1,000	Regulation A
6/2/23	Irene Crenshaw	Cash	2,000	Regulation A
6/6/23	Samuel Austin Cutler	Cash	2,500	Regulation A
5/30/23	Dwayne L. Demby	Cash	1,000	Regulation A
5/23/23	James Thomas Demby Jr.	Cash	1,000	Regulation A
6/5/23	Thomas Franklin Dennis	Cash	2,000	Regulation A
6/9/23	Tanya Renee Diggs	Cash	1,000	Regulation A
6/5/23	Daniel Louis Erber	Cash	1,000	Regulation A
6/5/23	Jaylene Angela Flores	Cash	1,000	Regulation A
6/14/23	Keith Forde	Cash	3,000	Regulation A
6/7/23	Caesar Heggner Gary	Cash	1,700	Regulation A
6/5/23	Demetry Daniel Geddie	Cash	1,100	Regulation A
5/30/23	Deric Adolphus Gilliard	Cash	1,000	Regulation A
6/3/23	Thad Michael Gittens	Cash	1,000	Regulation A
6/13/23	Thad Michael Gittens	Cash	2,000	Regulation A
5/17/23	Parrish Leshown Godchild	Cash	1,500	Regulation A
6/9/23	Dana Carter Gold	Cash	2,699	Regulation A
5/16/23	Hillard Goldsmith Iii	Cash	1,000	Regulation A
5/22/23	Michael George Graham	Cash	1,001	Regulation A
6/12/23	Frederick E. Grant	Cash	5,000	Regulation A
5/26/23	Miriam Lee Gray	Cash	2,500	Regulation A
6/5/23	Tawana Nichole Greene	Cash	1,000	Regulation A
5/22/23	Wilson Guilbeaux	Cash	150,000	Regulation A
6/9/23	Barry Wayne Hackney	Cash	1,000	Regulation A
6/5/23	Joel Nathaniel Hall	Cash	4,000	Regulation A
5/23/23	Joel Nathaniel Hall	Cash	4,000	Regulation A
6/6/23	Nathan Mac Hardy	Cash	1,000	Regulation A
5/20/23	Christopher Harris	Cash	1,000	Regulation A
6/1/23	Taleia Harris	Cash	1,000	Regulation A
6/3/23	Nathaniel Harris	Cash	1,000	Regulation A
6/14/23	Menarda Meshea Hayes	Cash	3,000	Regulation A
6/11/23	Bryant Keith Hayes	Cash	1,000	Regulation A
6/14/23	Marzel Hedrick	Cash	1,450	Regulation A
5/27/23	Telayah Trishae Hendrix	Cash	1,130	Regulation A
5/31/23	Brianne Alise Hill	Cash	1,000	Regulation A
6/7/23	Yvonne Angela Hobson	Cash	2,000	Regulation A
51

6/4/23	Charlene Hunt Pickett	Cash	1,000	Regulation A
6/5/23	Infinite Vision Holdings, Inc.	Cash	1,000	Regulation A
6/15/23	Samuel Lee Jackson	Cash	1,000	Regulation A
6/15/23	Bernadette Jackson-Whitaker	Cash	1,000	Regulation A
6/11/23	Glenn Jarrett	Cash	1,000	Regulation A
5/31/23	Roscoe Johnson	Cash	2,500	Regulation A
6/14/23	Michelle Annette Johnson	Cash	1,000	Regulation A
5/21/23	Courtney Latrice Johnson	Cash	1,000	Regulation A
6/6/23	Michael Jerome Johnson	Cash	1,000	Regulation A
6/6/23	Leslie Johnson	Cash	1,000	Regulation A
6/7/23	Patti J. Johnson	Cash	5,000	Regulation A
6/9/23	Roscoe Johnson	Cash	4,200	Regulation A
6/6/23	Chikira Jones	Cash	1,000	Regulation A
6/2/23	Edward Charles Jones	Cash	1,000	Regulation A
5/25/23	Ulysses Keith	Cash	1,000	Regulation A
6/9/23	Frances Anne Keith	Cash	1,000	Regulation A
5/20/23	Miles Kenner	Cash	1,000	Regulation A
5/18/23	John L. King	Cash	2,000	Regulation A
6/5/23	Matthew Maurice Latson	Cash	1,000	Regulation A
6/11/23	Michael Ledgister	Cash	7,000	Regulation A
6/5/23	Odell Ledgister	Cash	5,000	Regulation A
6/3/23	Michael Ledgister	Cash	3,000	Regulation A
5/24/23	Lisa Lewis	Cash	1,008	Regulation A
6/6/23	Pamela Merriatta Lewis	Cash	1,000	Regulation A
6/5/23	Regina Lynice Lomax	Cash	1,000	Regulation A
5/16/23	Akeisa Raheem Lowe	Cash	250	Regulation A
5/18/23	Anthony Marc Lucas	Cash	3,000	Regulation A
6/9/23	Rae Ann Luster	Cash	1,030	Regulation A
6/12/23	Michael John Mack	Cash	1,700	Regulation A
6/5/23	Michael John Mack	Cash	1,000	Regulation A
5/22/23	Truman Bruce Mason	Cash	2,000	Regulation A
6/6/23	Stephen James Mccreary	Cash	2,000	Regulation A
6/5/23	Harrison Mcdaniel	Cash	1,000	Regulation A
5/26/23	Blake Ryan Mcpherson	Cash	1,500	Regulation A
6/7/23	Gina Mills	Cash	1,000	Regulation A
6/6/23	Brian Mitchell	Cash	1,000	Regulation A
6/6/23	Brandon Todd Mitchell	Cash	5,000	Regulation A
6/6/23	Marcia M. Mitrano	Cash	1,000	Regulation A
6/6/23	Marcia M. Mitrano	Cash	1,000	Regulation A
5/20/23	Marpressa Joellen Mobley-Turner	Cash	1,000	Regulation A
6/13/23	Kerry Morgan	Cash	9,000	Regulation A
6/10/23	Yvette Lorraine Morrell	Cash	10,000	Regulation A
6/9/23	Stephen Morrell	Cash	2,500	Regulation A
6/9/23	Stephen Morrell	Cash	1,500	Regulation A
6/6/23	Daniella Muhyee	Cash	1,000	Regulation A
6/7/23	Daniella Muhyee	Cash	1,000	Regulation A
6/2/23	Ronald L. Nagy	Cash	7,500	Regulation A
6/5/23	Lisa Marie Norris	Cash	1,000	Regulation A
6/6/23	Brian Norwood	Cash	7,500	Regulation A
5/28/23	Delories Ann Nunnery	Cash	1,000	Regulation A
6/13/23	Daniel Parker	Cash	3,750	Regulation A
6/13/23	Gail Paty	Cash	4,000	Regulation A
52

5/16/23	James Oliver Perry	Cash	10,000	Regulation A
6/15/23	Quanisha Perry	Cash	3,000	Regulation A
5/19/23	Angela Perryman	Cash	1,000	Regulation A
6/7/23	Sonja Pinto	Cash	1,100	Regulation A
6/11/23	Lydia R. Pitts	Cash	2,500	Regulation A
6/7/23	Joseann Laurraine Plunkett	Cash	1,000	Regulation A
5/20/23	Dorothy Lucile Preston	Cash	1,000	Regulation A
6/11/23	Delroy Pryce	Cash	1,000	Regulation A
6/2/23	Mohammed Salim Purmul	Cash	1,000	Regulation A
6/2/23	Daren Lee Purnell	Cash	1,000	Regulation A
6/5/23	Humphrey O. Quao	Cash	15,000	Regulation A
6/1/23	Shenitha Raines	Cash	2,000	Regulation A
6/11/23	Joanie Lynn Rapier	Cash	1,000	Regulation A
5/29/23	Barbara Bulgin Redic	Cash	1,000	Regulation A
6/6/23	Erma Robinson	Cash	2,000	Regulation A
6/6/23	Patricia Ann Robinson	Cash	4,000	Regulation A
6/11/23	Patricia Ann Robinson	Cash	5,000	Regulation A
6/7/23	Nancy Ruth Roundtree Johnson	Cash	1,000	Regulation A
5/16/23	Unlimited Wealth Entertainment	Cash	250	Regulation A
6/12/23	Unlimited Wealth Entertainment	Cash	1,000	Regulation A
6/6/23	Kevin Crisando Ruskin	Cash	1,000	Regulation A
6/5/23	Dharunkumar Sadasivam	Cash	5,000	Regulation A
6/16/23	Derek Allen Schneider	Cash	1,000	Regulation A
6/10/23	Anthony Aron Seute	Cash	1,000	Regulation A
6/12/23	Jacques Chonet Severe	Cash	9,000	Regulation A
5/22/23	Norman Linwood Simmons	Cash	10,000	Regulation A
6/6/23	Cheryl Simmons	Cash	1,000	Regulation A
5/18/23	Johnny Smith	Cash	15,000	Regulation A
5/26/23	Theodore O. Spaulding	Cash	2,000	Regulation A
6/12/23	Theodore O. Spaulding	Cash	100,000	Regulation A
5/23/23	Richard A. Spencer	Cash	1,000	Regulation A
6/6/23	Martise N. Spencer	Cash	1,000	Regulation A
6/7/23	Sonja K. Starks	Cash	1,000	Regulation A
6/4/23	Ellie Stewart, Trustee	Cash	2,500	Regulation A
5/25/23	Tonjia Lynn Stone	Cash	1,000	Regulation A
5/26/23	Dilip Subramanian	Cash	5,000	Regulation A
6/5/23	Iupita Taoete	Cash	2,000	Regulation A
6/12/23	Ronnie Harston Taylor	Cash	5,000	Regulation A
5/23/23	Ronnie Harston Taylor	Cash	3,000	Regulation A
6/6/23	Early Thomas Taylor Jr	Cash	1,500	Regulation A
5/21/23	Donna Maria Thomas	Cash	1,000	Regulation A
6/10/23	Michael Kieth Thompson	Cash	1,000	Regulation A
6/12/23	Theresa Thompson	Cash	1,000	Regulation A
5/21/23	William Lee Tucker	Cash	1,000	Regulation A
5/22/23	Dexter Devone Turner	Cash	2,000	Regulation A
6/6/23	Dexter Devone Turner	Cash	1,000	Regulation A
6/2/23	Jane Denise Underwood	Cash	3,000	Regulation A
5/31/23	Sherita Yvette Vann	Cash	1,000	Regulation A
6/6/23	John Ruben Vann	Cash	2,000	Regulation A
6/7/23	John Stacey Vann	Cash	1,000	Regulation A
6/6/23	Kim Vu	Cash	55,000	Regulation A
53

5/24/23	Wealth Solutionz LLC	Cash	1,000	Regulation A
6/6/23	Verneilia Adrienne Wanza	Cash	5,000	Regulation A
5/31/23	Brittney Watkins	Cash	1,000	Regulation A
6/13/23	Julie Marie Webb	Cash	1,000	Regulation A
6/6/23	Leroy Ralph Bernard Whyte	Cash	1,000	Regulation A
6/12/23	Leonard A. Williams	Cash	1,000	Regulation A
6/1/23	Gilbert Leroy Williams	Cash	5,000	Regulation A
6/6/23	Kareem Lamonte Williams	Cash	1,000	Regulation A
6/7/23	Sean A.C. Williams	Cash	1,000	Regulation A
5/24/23	Mary Corine Williams	Cash	1,000	Regulation A
6/5/23	Dominique Desirae Williams	Cash	10,000	Regulation A
6/5/23	Warren S. Williams	Cash	1,000	Regulation A
6/6/23	Christopher James Williams	Cash	5,000	Regulation A
5/21/23	Raymond Williams Jr.	Cash	1,000	Regulation A
5/30/23	Jerome Williams, Sr.	Cash	1,000	Regulation A
6/11/23	Peggy Wilson	Cash	1,000	Regulation A
6/9/23	Gloria J. Woodard	Cash	2,000	Regulation A
6/16/23	Thornal L Adams	Cash	1,000	Regulation A
6/5/23	Amitabh Anil Adhikari	Cash	1,000	Regulation A
6/13/23	Aaron Anthony Alli	Cash	3,000	Regulation A
6/15/23	Tracy Michelle Anderson	Cash	1,000	Regulation A
6/23/23	Kim Renee Atkinson	Cash	1,000	Regulation A
6/12/23	Larry W Austin	Cash	10,000	Regulation A
5/26/23	Gene Bailey	Cash	1,000	Regulation A
6/20/23	Ramon Balinas	Cash	1,500	Regulation A
6/17/23	Christopher M Barnes	Cash	2,000	Regulation A
6/17/23	Trudy Battle	Cash	3,000	Regulation A
6/7/23	Heather Ingrid Beckno	Cash	1,000	Regulation A
6/23/23	Darryl D Bennett	Cash	1,000	Regulation A
6/29/23	Kevin Bens	Cash	1,000	Regulation A
7/4/23	Kevin Bens	Cash	1,000	Regulation A
6/19/23	Toney Lee Brooks	Cash	2,000	Regulation A
6/28/23	Debora Brown	Cash	3,000	Regulation A
5/22/23	Joyce Burwell	Cash	1,000	Regulation A
7/1/23	April Byrd	Cash	1,000	Regulation A
6/21/23	Tionna Cager	Cash	5,000	Regulation A
6/20/23	Rewa Campbell	Cash	1,000	Regulation A
7/2/23	Connie Roberts Carrell	Cash	1,000	Regulation A
7/6/23	Jaysen Anthony Coffil	Cash	5,000	Regulation A
6/6/23	Ashley Dawson	Cash	4,000	Regulation A
6/20/23	Veronica De Jesus	Cash	1,000	Regulation A
6/5/23	Sherry Michelle Eddington	Cash	1,000	Regulation A
6/7/23	Wayne Ervin	Cash	2,500	Regulation A
5/20/23	Wanda J Fields	Cash	3,000	Regulation A
6/22/23	Ayanna Flegler	Cash	2,000	Regulation A
6/22/23	Corey Darnelle Flowers	Cash	2,800	Regulation A
7/6/23	Dwight Mcneal Ford	Cash	2,000	Regulation A
6/21/23	Georgia Garcia Flores	Cash	1,000	Regulation A
6/13/23	Regina Gardner	Cash	1,000	Regulation A
6/20/23	John Leslie Garwood	Cash	10,000	Regulation A
6/20/23	Pamela E Gibson	Cash	1,500	Regulation A
6/26/23	Pamela E Gibson	Cash	2,000	Regulation A
54

6/12/23	Michael George Graham & Dana Nicole Graham, JTWROS	Cash	1,001	Regulation A
6/16/23	Sharon O Grant-White	Cash	5,000	Regulation A
5/24/23	Pamela Jean Harlan	Cash	1,000	Regulation A
6/27/23	Christopher Harris	Cash	5,000	Regulation A
6/21/23	Ebony Ticola Harris	Cash	2,000	Regulation A
6/19/23	Nathaniel Harris	Cash	1,000	Regulation A
6/20/23	Bryant Keith Hayes	Cash	3,000	Regulation A
6/22/23	Bryant Keith Hayes	Cash	2,000	Regulation A
6/8/23	Robin Angela Hill	Cash	3,000	Regulation A
6/17/23	Karen A Hill	Cash	1,000	Regulation A
6/24/23	Ronald Rudolph Hinds	Cash	1,000	Regulation A
6/19/23	Sanridge Corporation	Cash	10,000	Regulation A
6/5/23	Latangela Hyman	Cash	1,750	Regulation A
6/19/23	Infinite Vision Holdings, Inc	Cash	1,000	Regulation A
6/11/23	Jamin Israel	Cash	2,000	Regulation A
7/1/23	Sabrina Jackson	Cash	1,000	Regulation A
6/20/23	Teshay Jacobs	Cash	2,000	Regulation A
6/27/23	Marc Hansley Jean-Francois	Cash	1,000	Regulation A
6/9/23	Thomas Edwards Jenkins	Cash	1,000	Regulation A
6/21/23	Lorraine V Johnson	Cash	1,000	Regulation A
6/26/23	Roscoe Johnson	Cash	2,000	Regulation A
7/5/23	Roscoe Johnson	Cash	8,000	Regulation A
6/30/23	Edward Charles Jones	Cash	2,000	Regulation A
6/20/23	Robert Kindle	Cash	5,000	Regulation A
6/29/23	Kandace Erin Latson	Cash	1,000	Regulation A
6/21/23	Patricia A Leal-Mack	Cash	2,000	Regulation A
6/6/23	Samuel James Leon	Cash	1,000	Regulation A
6/26/23	Darryl Leonard	Cash	10,000	Regulation A
6/23/23	James Alexander Lewis & Yolanda Jo Lewis, JTWROS	Cash	2,500	Regulation A
6/23/23	Yolanda Jo Lewis	Cash	1,000	Regulation A
6/23/23	James Alexander Lewis	Cash	1,000	Regulation A
6/17/23	Duane Little	Cash	2,000	Regulation A
5/18/23	Samuel Gabriel Long	Cash	1,000	Regulation A
5/25/23	Eva M Kennedy	Cash	1,000	Regulation A
6/30/23	Demetrius Donell Martin	Cash	3,000	Regulation A
7/2/23	James Mayes	Cash	1,000	Regulation A
5/25/23	William Henry Mccargo	Cash	2,000	Regulation A
6/27/23	Adrienne Renee McCloud & Larry Rosse McCloud, JTWROS	Cash	7,500	Regulation A
6/22/23	Tasha Tamica McCrae	Cash	1,000	Regulation A
5/20/23	Tonya Tanesha McCray	Cash	1,000	Regulation A
6/11/23	Edward G. McCurbin	Cash	1,000	Regulation A
6/6/23	Raul Mejia	Cash	1,000	Regulation A
6/22/23	Jarodrick Mixon	Cash	1,000	Regulation A
6/19/23	Kelvin Victor Musgrove	Cash	2,000	Regulation A
6/30/23	Sylvia Melinda Ogle	Cash	1,000	Regulation A
55

7/7/23	Cynthia L H O'Neal & Marzettis A O'Neal, JTWROS	Cash	2,000	Regulation A
5/20/23	Daniel Parker	Cash	1,000	Regulation A
6/11/23	Michael Perez	Cash	5,000	Regulation A
6/18/23	Sy Phan	Cash	1,000	Regulation A
6/27/23	Anthony Pierre	Cash	1,000	Regulation A
6/20/23	Salim Porter	Cash	1,000	Regulation A
6/26/23	Salim Porter	Cash	1,500	Regulation A
6/26/23	Salim Porter	Cash	1,500	Regulation A
6/14/23	Elwyn Roy Pryce	Cash	10,000	Regulation A
6/5/23	Alex Reiner	Cash	1,000	Regulation A
6/22/23	Bryant Robertson	Cash	10,000	Regulation A
6/19/23	Laquinya M Robinson	Cash	1,000	Regulation A
6/20/23	Quintin Jerome Robinson	Cash	1,000	Regulation A
6/30/23	Russell Edward Roy Jr & Kimberly Roy, JTWROS	Cash	1,000	Regulation A
6/21/23	Unlimited Wealth Entertainment	Cash	1,000	Regulation A
6/29/23	Janice Vernida Sanderlin	Cash	1,000	Regulation A
6/28/23	Roseline Volney Sherfield	Cash	1,000	Regulation A
6/9/23	Jean Alexandra Smith	Cash	2,000	Regulation A
6/7/23	Darrell Karlsten Smith	Cash	2,000	Regulation A
6/29/23	Vera Lynn Strong	Cash	1,000	Regulation A
6/26/23	Shenika Renee Tate	Cash	1,000	Regulation A
6/16/23	Camilla Thompson	Cash	1,500	Regulation A
6/22/23	William Lee Tucker	Cash	1,000	Regulation A
7/4/23	William Lee Tucker	Cash	1,000	Regulation A
6/29/23	Sierra Delaine Turner	Cash	1,100	Regulation A
6/15/23	Dexter Devone Turner	Cash	1,000	Regulation A
6/13/23	Alita Agnes Webb	Cash	1,000	Regulation A
6/22/23	Alita Agnes Webb	Cash	5,000	Regulation A
6/13/23	Keisha Atkinson Whitaker	Cash	1,000	Regulation A
7/6/23	Vernon Windell Whitaker & Betty J Whitaker, JTWROS	Cash	3,100	Regulation A
6/28/23	KLM INVESTMENTS LLC	Cash	30,000	Regulation A
6/13/23	Raymond Williams Jr	Cash	1,000	Regulation A
6/11/23	Michael Forrest Willis	Cash	1,500	Regulation A
7/10/23	Jacqueline AnnMarie Bogle & Kedora Nekeisha Henry, JTWROS	Cash	1,000	Regulation A
6/5/23	KA Property Holdings LLC	Cash	10,000	Regulation A
7/24/23	Jonathan David Diaz Sr	Cash	1,000	Regulation A
7/9/23	Derek John Dougherty	Cash	1,000	Regulation A
7/10/23	Derek John Dougherty	Cash	1,000	Regulation A
7/14/23	Thad Michael Gittens & Angela Davis Gittens, JTWROS	Cash	1,000	Regulation A
7/10/23	KERRY TROY HENRY & KEDORA NEKEISHA HENRY	Cash	1,000	Regulation A
7/8/23	Evelyn Yvonne Jenkins	Cash	1,000	Regulation A
7/10/23	Roscoe Johnson	Cash	14,500	Regulation A

56

7/19/23	Roscoe Johnson	Cash	5,000	Regulation A
6/7/23	Racheal Moore	Cash	1,000	Regulation A
6/12/23	TMCS, Inc	Cash	2,000	Regulation A
7/26/23	E. Lance McCarthy Dr	Cash	1,000	Regulation A
7/13/23	Daniella Muhyee	Cash	3,000	Regulation A
7/7/23	Thomas James Hudgins O'Neal & Shana LaTae Ratliff O'Neal, JTWROS	Cash	2,000	Regulation A
7/27/23	Olachea Industries, LLC	Cash	1,444	Regulation A
7/10/23	Isi None Osahon	Cash	1,000	Regulation A
7/21/23	Bradford LaVaughn Perry	Cash	1,000	Regulation A
6/5/23	Deborah Denise Phillips	Cash	10,000	Regulation A
5/17/23	Linda D Polk	Cash	1,000	Regulation A
7/5/23	Joseph Andrew Rossini	Cash	1,000	Regulation A
5/19/23	James Edward Scott	Cash	1,000	Regulation A
6/24/23	James Edward Scott	Cash	2,000	Regulation A
7/8/23	Guelda Severe	Cash	4,000	Regulation A
5/20/23	Robert Thomas	Cash	2,000	Regulation A
7/7/23	Probilt Fabricators Inc.	Cash	10,000	Regulation A
6/1/23	Sheila Willis	Cash	1,000	Regulation A
5/28/23	Mary Ann Woods	Cash	1,000	Regulation A
7/31/23	Leon Osborne Allen	Cash	1,000	Regulation A
7/31/23	Tywan Donta Purnell	Cash	60,000	Regulation A
7/31/23	Raymond Williams Jr	Cash	5,000	Regulation A
9/1/23	Antoine D Carlisle	Cash	1,000	Regulation A
8/23/23	Dwayne L Demby	Cash	1,000	Regulation A
8/23/23	James Thomas Demby Jr.	Cash	4,000	Regulation A
8/30/23	Nicholas Fernicola	Cash	1,000	Regulation A
8/31/23	Serrita Highland	Cash	1,000	Regulation A
8/20/23	Walter Carl Jimison Sr	Cash	1,000	Regulation A
8/18/23	Jennefir J Lamb	Cash	1,000	Regulation A
7/13/23	LaKisha Monika Payne	Cash	2,500	Regulation A
6/5/23	Mark G Prince & Karen G Prince, JTWROS	Cash	1,000	Regulation A
9/7/23	Joan Roberts	Cash	1,000	Regulation A
6/27/23	Ronnie Harston Taylor & Lula Veronica Taylor, JTWROS	Cash	10,000	Regulation A
9/2/23	Camilla Thompson	Cash	1,000	Regulation A
8/25/23	Penny H White	Cash	1,000	Regulation A
6/5/23	Charles Scott Williams & Kimberly Dawn Williams, JTWROS	Cash	1,000	Regulation A
5/24/23	Wilson Willmott	Cash	3,000	Regulation A
10/5/23	Wesley Clifford Allen	Cash	5,000	Regulation A
10/11/23	Kevin Bens	Cash	1,000	Regulation A
9/11/23	Ausey Johnson	Cash	4,000	Regulation A
9/29/23	Tywan Donta Purnell	Cash	8,000	Regulation A
10/16/23	Larry Overton	Cash	10,000	Regulation A
10/19/23	Justin Albert Brannon	Cash	5,000	Regulation A
10/30/23	James Gaines	Cash	1,000	Regulation A
10/1/23	Nathaniel Harris	Cash	1,000	Regulation A
10/17/23	Demetrius James Ingram	Cash	5,001	Regulation A
10/17/23	Keisha Shavonne JacksonMurry	Cash	1,000	Regulation A
10/9/23	Edgar R Martinez	Cash	5,000	Regulation A
11/8/23	Beamon & Beamon LLC	Cash	1,000	Regulation A

57

12/5/23	Jacqueline AnnMarie Bogle & Kedora Nekeisha Henry, JTWROS	Cash	1,000	Regulation A
12/1/23	Brown Empowerment LLC c/o Dwight C Brown	Cash	3,000	Regulation A
11/22/23	Akim Ali Babil	Cash	1,000	Regulation A
11/15/23	Kevin Bens	Cash	1,000	Regulation A
11/27/23	Calvin Brown & Trina Noel Ericcson Brown, JTWROS	Cash	3,000	Regulation A
11/19/23	Brian Byrd	Cash	2,000	Regulation A
11/14/23	Seth Brendon Doherty	Cash	2,000	Regulation A
12/12/23	Annjeanete Duncanson	Cash	1,000	Regulation A
11/15/23	Debbie L Feggins	Cash	1,000	Regulation A
12/9/23	Ayanna Flegler	Cash	8,000	Regulation A
12/16/23	Pamela E Gibson	Cash	5,000	Regulation A
11/15/23	Kenneth M Givens Jr.	Cash	1,000	Regulation A
12/4/23	Kerry Troy Henry & Kedora Nekeisha Henry	Cash	1,000	Regulation A
12/6/23	Donald Ray Hendricks	Cash	1,000	Regulation A
12/13/23	Donelle Hoof	Cash	1,000	Regulation A
11/16/23	Darryl Eugene Leonard Jr.	Cash	1,000	Regulation A
11/17/23	Michael John Mack	Cash	1,000	Regulation A
11/15/23	Randy Andrell Moore	Cash	1,000	Regulation A
11/15/23	Jason Charles Moseley	Cash	1,000	Regulation A
7/4/23	ilona Lynea Munoz	Cash	4,500	Regulation A
11/1/23	Kieandra Chantay Nelson	Cash	3,000	Regulation A
11/16/23	Delroy Pryce	Cash	3,000	Regulation A
11/23/23	Roctrepar, Incorporated c/o Michael L Parks	Cash	1,000	Regulation A
11/16/23	Compton Andre Paul	Cash	1,000	Regulation A
11/16/23	Alan B Phillips	Cash	1,000	Regulation A
12/06/23	Tywan Donta Purnell	Cash	20,000	Regulation A
11/17/23	Farah Chikita Stephens-Travis	Cash	1,000	Regulation A
11/15/23	Mary U Stephenson & Ralph B Stephenson, JTWROS	Cash	1,000	Regulation A
11/15/23	Dennis Yelverton	Cash	1,000	Regulation A

No sales commissions were paid in connection with any of the sales above.

58

Item 16 - Exhibits

The following exhibits are included with this Registration Statement:

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Articles of Incorporation filed May 2, 2005	S-1	333-275193	3.1	10/27/23
3.2	Certificate of Amendment filed March 5, 2009	S-1	333-275193	3.2	10/27/23
3.3	Certificate of Change filed March 5, 2009	S-1	333-275193	3.3	10/27/23
3.4	Certificate of Amendment filed April 8, 2010	S-1	333-275193	3.4	10/27/23
3.5	Certificate of Amendment filed June 4, 2020	S-1	333-275193	3.5	10/27/23
3.6	Certificate of Amendment filed August 31, 2021	S-1	333-275193	3.6	10/27/23
3.7	Certificate of Amendment filed January 6, 2023	S-1	333-275193	3.7	10/27/23
3.8	Certificate of Designation (Series A Preferred Stock) filed October 14, 2019	S-1	333-275193	3.8	10/27/23
3.9	Amendment to Certificate of Designation (Series A Preferred Stock) filed November 10, 2021	S-1	333-275193	3.9	10/27/23
3.10	Amended and Restated Bylaws	1-A	024-12194	1A-2B	4/14/23
5.1	Legal Opinion of Business Legal Advisors, LLC					X
10.1	Patent Purchase Agreement dated January 24, 2023	1-A	000-56568	1A-6	4/14/23
10.2	Purchase and Sale Agreement with TCF Elrod, LLC dated August 28, 2023	10-Q	000-56568	10.2	9/14/23
10.3	Equity Financing Agreement with GHS dated October 9, 2023	S-1/A	333-275193	10.3	10/27/23
10.4	Registration Rights Agreement with GHS dated October 9, 2023	S-1/A	333-275193	10.4	10/27/23
10.5	Promissory Note, dated December 1, 2021, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.5	12/19/23
10.6	Promissory Note, dated May 31, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.6	12/19/23
10.7	Promissory Note, dated September 29, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.7	12/19/23
10.8	Promissory Note, dated October 20, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.8	12/19/23
10.9	Promissory Note, dated March 1, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.9	12/19/23
10.10	Promissory Note, dated March 8, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.10	12/19/23
10.11	Promissory Note, dated March 23, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.11	12/19/23
10.12	Promissory Note, dated April 3, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.12	12/19/23
10.13	Promissory Note, dated April 13, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.13	12/19/23
10.14	Promissory Note, dated April 17, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.14	12/19/23
23.1	Consent of BF Borgers CPA PC, independent registered public accounting firm					X
23.2	Consent of Attorney (included in Exhibit 5.1)					--
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted in Inline XBRL, and included in exhibit 101).
107	Filing Fee Table	S-1/A	333-275193	107	12/19/23

59

Item 17 - Undertakings

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

	(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Murrieta, California on January 8, 2024.

 HNO INTERNATIONAL, INC.

By:	/s/ Paul Mueller
Paul Mueller
President and Chief Executive Officer (Principal Executive Officer)
Date:	January 8, 2024

By:	/s/ Hossein Haririnia
Hossein Haririnia
Treasurer (Principal Financial and Accounting Officer)
Date:	January 8, 2024

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Paul Mueller
Paul Mueller, President, Chief Executive Officer (Principal Executive Officer)
Date:	January 8, 2024

By:	/s/ Hossein Haririnia
Hossein Haririnia, Treasurer, Director (Principal Financial and Accounting Officer)
Date:	January 8, 2024

By:	/s/ Donald Owens
Donald Owens, Chairman of the Board
Date:	January 8, 2024

By:	/s/ William Parker
William Parker, Director
Date:	January 8, 2024

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